THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF APRIL 17, 2007 AMONG SATELLITE FUND II, L.P., SATELLITE FUND IV, L.P., SATELLITE FUND V, LLC AND THE APOGEE GROUP, LLC AND NATIONAL CITY BANK (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, THE “SENIOR AGENT”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY AEROCENTURY CORP. (THE “COMPANY”) PURSUANT TO THAT CERTAIN SECOND AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF APRIL 17, 2007 AMONG THE COMPANY, THE SENIOR AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT) AS SUCH CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS THEREUNDER AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

AEROCENTURY CORP.

SECURITIES PURCHASE AGREEMENT

$28,000,000 16% Senior Subordinated Notes due December 30, 2011

171,473 Warrants to Purchase Common Stock

April 17, 2007

TABLE OF CONTENTS

Page
[omitted from filing]

i

Schedules and Exhibits

Schedule I	--	Information as to Purchasers

Schedule 1.1	--	Core Lease Provisions
Schedule 6.5	--	Litigation
Schedule 6.7	--	Tax Returns and Payment
Schedule 6.8	--	Subsidiaries; Joint Ventures
Schedule 6.10	--	Other Debt, Guarantees and Capitalized Leases
Schedule 6.14	--	Patents, Trademarks, Copyrights, Licenses, Etc.
Schedule 6.15	--	Environmental and Safety and Health Matters
Schedule 6.19	--	Capital Stock of Issuer
Schedule 6.24	--	Aircraft and Aircraft Lease Terms
Schedule 12.1	--	Existing Debt
Schedule 12.2	--	Closing Date Liens
Schedule 13.5	--	Maximum LTV Ratios and Balances

Exhibit 2(a)		Form of Warrant
Exhibit 2(b)	--	Form of Note
Exhibit 4	--	Instructions for Wire Transfer of Funds at Closing
Exhibit 5.4	--	Form of Subordination Agreement
Exhibit 5.5	--	Form of Management Subordination Agreement
Exhibit 7(c)	--	Covenant Compliance Certificate

AEROCENTURY CORP.
1440 Chapin Avenue

Suite 310

Burlingame, CA 94010

April 17, 2007

To Each of the Purchasers Named

on Schedule I Attached Hereto

Ladies and Gentlemen:

AEROCENTURY CORP., a Delaware corporation (together with its successors permitted hereunder, the “Issuer”), agrees with each Purchaser named on Schedule I attached hereto (each a “Purchaser” and collectively the “Purchasers”) as follows.

1.	DEFINITIONS.

1.1.  Definitions of Capitalized Terms.

The terms defined in this Section 1.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

“Affiliate” shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with any one or more of the Issuer or any Subsidiaries, (b) which directly or indirectly through one or more intermediaries beneficially owns or holds or has the power to direct the voting power of ten percent (10%) or more of any class of Capital Stock of the Issuer or any Subsidiary, (c) which has ten percent (10%) or more of any class of its Capital Stock beneficially owned or held, directly or indirectly, by the Issuer or any Subsidiary or (d) who is a director, officer, manager or employee of the Issuer or any Subsidiary; provided, however, that no holder of Securities shall be deemed an Affiliate of an Issuer or Subsidiary hereunder. For purposes of this definition, “control” shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Securities Purchase Agreement, as amended, modified or waived from time to time in accordance with Section 17.

“Aircraft Acquisition Fees” shall mean fees charged by JMC in connection with the acquisition of aircraft by the Issuer consistent with past practices as described to the Purchasers.

“Aircraft Portfolio” shall mean, at any time, each aircraft owned by the Issuer and that is leased by the Issuer pursuant to a lease agreement so long as such lease agreement contains terms and conditions substantially similar in all material respects those as set forth on Schedule 1.1 attached hereto.

“Aircraft Regulatory Authority” shall mean, as applicable, the FAA or any similar regulatory authority of any jurisdiction in which any aircraft in the Aircraft Portfolio is registered or operated.

“Applicable Premium” shall have the meaning specified in Section 9.2.

“Available Amount” shall mean, at any time with respect to any Sale Notice, (i) $18,000,000, minus (ii) the aggregate principal amount of Notes purchased and sold pursuant to a Sale Notice in accordance with the terms of this Agreement at any prior Subsequent Closing, minus (iii) the aggregate principal amount of Notes which are the subject of a prior Sale Notice that have not yet been purchased and sold hereunder prior to such time.

“Average Principal Balance” - means, with respect to any period, the sum of the aggregate outstanding balance of all Notes on each day of such period divided by the number of days in such period.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Business Day” shall mean any day other than a Saturday, Sunday or other day which shall be in Burlingame, California, or New York, New York, a legal holiday or a day on which banking institutions therein are authorized by law to close.

“Capital Stock” shall mean, with respect to any corporation, limited liability company, partnership or other entity, any capital stock, membership interests, partnership interests or other equity interests of or in such corporation, limited liability company, partnership or other entity and any warrants, rights or options to purchase or acquire any such capital stock, membership interests, partnership interests or other equity interests.

“Capitalized Lease” shall mean any lease of Property, whether real and/or personal, by a Person as lessee which in accordance with GAAP is required to be capitalized on the balance sheet of such Person.

“Capitalized Lease Obligations” of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with GAAP.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq., and as the same may from time to time be further amended.

“Change of Control” shall have the meaning specified in Section 9.3(b).

“Closing” shall mean the Initial Closing or a Subsequent Closing, as applicable.

“Closing Date” shall mean, the Initial Closing Date or a Subsequent Closing Date, as applicable.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

“Commission” shall mean the United States Securities and Exchange Commission or any other federal agency of the United States from time to time administering the Securities Act and/or the Exchange Act.

“Commitment Percentage” shall mean, with respect to any Purchaser, the amount of such Purchaser’s commitment percentage as set forth on Schedule I with respect to such Purchaser.

“Common Stock” shall mean the common stock of the Issuer.

“Debt” shall mean, as of any date of determination with respect to any Person, without duplication, (a) all indebtedness, liabilities and obligations of such Person for borrowed money or which have been incurred in connection with the purchase or other acquisition of Property (excluding trade accounts payable and accrued expenses arising in the ordinary course), (b) all indebtedness, liabilities and obligations secured by any Lien on, or payable out of the proceeds of or production from, any Property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (c) all indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, to the extent recourse to which may be had against such Person, (d) all indebtedness, liabilities, and obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (e) Capitalized Lease Obligations of such Person, (f) the aggregate undrawn face amount of all letters of credit issued for the account of and/or upon the application of such Person together with all unreimbursed drawings with respect thereto, (g) all indebtedness, liabilities and obligations of such Person to pay the deferred purchase price of property or services, (h) the Swap Termination Value under any Swap Contract to which such Person is a party to the extent such Swap Termination Value is owed or would be owed by such Person, (i) the present value of any outstanding Operating Lease Payments discounted at 10% and (j) indebtedness, liabilities and obligations of such Person under Guarantees, including, without limitation, any obligations of the Issuer to Guarantee the residual value of any aircraft.

“Default” shall mean any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulted Lease” shall mean any aircraft lease the lease payments (or any other monetary payments) of which are past due (based on the contractual terms in existence at the later of the Initial Closing Date and the commencement of such lease) provided however if the Issuer has a security deposit in respect of such aircraft lease in excess of the amounts past due such aircraft lease shall not be a Defaulted Lease until such time as any past due amount is overdue for more than 45 days.

“Disclosure Schedules” shall have the meaning specified in the introductory paragraph to Section 6.

“Discounted Aircraft Portfolio Value” shall mean, with respect to the Aircraft Portfolio and any determination date, the amount obtained by discounting all Remaining Scheduled Aircraft Portfolio Payments with respect to each aircraft in the Aircraft Portfolio from their respective scheduled due dates to such determination date, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Lease Discount Rate; provided that (a) with respect to any aircraft not then subject to lease or subject to a Defaulted Lease, the value thereof will be the most recent (which shall not be older than twelve months) desktop appraisal provided by Ascend, a division of Airclaims, as adjusted for any write downs to book value taken by the Issuer since the date of such appraisal and (b) with respect to any aircraft or engine that is the subject of an insurance claim, such aircraft or engine shall no longer be part of the Aircraft Portfolio commencing on the earlier of the date the lease in respect of such aircraft terminates or the date the Issuer receives the stipulated loss value in respect thereof.

“EBITDA” shall mean, for any period, the sum of Net Income for such period plus the amount deducted from such Net Income as expenses for Interest, taxes, depreciation and amortization.

“Environmental Claim” shall mean any administrative, regulatory or judicial action, judgment, order, consent decree, suit, demand, demand letter, claim, Lien, notice of non-compliance or violation, investigation or other proceeding arising (a) pursuant to any Environmental Law or governmental or regulatory approval issued under any such Environmental Law, (b) from the presence, use, generation, storage, treatment, Release, threatened Release, disposal, remediation or other existence of any Hazardous Substance, (c) from any removal, remedial, corrective or other response action pursuant to an Environmental Law or the order of any governmental or regulatory authority or agency, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Substance or arising from alleged injury or threat of injury to health, safety, natural resources or the environment or (e) from any Lien against any Property owned, leased or operated by the Issuer or any Subsidiary in favor of any governmental or regulatory authority or agency in connection with a Release, threatened Release or disposal of a Hazardous Substance.

“Environmental Law” shall mean any Federal, state, local, foreign or other statute, law, rule, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to Releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, Hazardous Substances or crude oil, or any fraction thereof, to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any rule, regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to any of the Property owned, leased or operated by the Issuer or any Subsidiary or the operation, construction or modification of any such Property, including, without limitation, the following: CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1970, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state or local law, and any state or local statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the Release or threatened Release of Hazardous Substances or crude oil, or any fraction thereof and all rules and regulations promulgated thereunder.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

“ERISA Affiliate” shall mean any corporation, trade or business that is, along with the Issuer or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

“Event of Default” shall have the meaning specified in Section 14.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“FAA” shall mean the Federal Aviation Authority of the United States Department of Transportation or any successor thereof.

“Final Closing Date” shall mean the Subsequent Closing Date on or before June 30, 2008 on which the Issuer shall have issued, and the Purchasers shall have purchased, $28,000,000 in aggregate principal amount of Notes.

“Final Maturity Date” shall mean December 30, 2011.

“Fiscal Quarter” shall mean a fiscal quarter of the Issuer, which shall be any quarterly period ending on March 31, June 30, September 30 or December 31 of any year.

“Fiscal Year” shall mean a fiscal year of the Issuer, which shall end on the last day of December.

“GAAP” shall mean, at any time, generally accepted accounting principles at such time in the United States.

“Guarantee” by any Person shall mean any obligation (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), contingent or otherwise, of such Person guaranteeing, or in effect guaranteeing, any Debt, liability, dividend or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or obligation or any Property constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of the primary obligor to make payment of the Debt or obligation or (iv) otherwise to assure the owner of the Debt or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Debt for borrowed money shall be deemed to be Debt equal to the then outstanding principal amount of such Debt for borrowed money which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Debt equal to the maximum aggregate amount of such obligation, liability or dividend or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. Guarantee when used as a verb shall have a correlative meaning.

“Guarantee Agreement” shall have the meaning specified in Section 11.10.

“Hazardous Substance” shall mean any hazardous or toxic material, substance or waste, any pollutant or any contaminant, in each case, as regulated under any Environmental Law, including, without limitation, any such material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. §§1317), as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. §§6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

“Initial Closing” shall have the meaning specified in Section 4.1.

“Initial Closing Date” shall have the meaning specified in Section 4.1.

“Initial Notes” shall mean Notes to be issued on the Initial Closing Date in the aggregate principal amount of $10,000,000.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case in (a) and (b) above, undertaken under U.S. federal, state or foreign law, including the Bankruptcy Code.

“Intangible Assets” shall mean all assets which would be classified as intangible assets under GAAP consistently applied, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises, and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs). For purposes of this definition, prepayments of taxes, license fees and other expenses shall not be deemed Intangible Assets

“Interest” shall mean interest expense of the Issuer with respect to a Fiscal Quarter as calculated in accordance with GAAP.

“Investment” shall mean any investment by the Issuer or any Subsidiary in any Person, whether payment therefor is made in cash or Capital Stock of the Issuer or any Subsidiary, and whether such investment is by acquisition of stock or Debt, or by loan, advance, transfer of Property, capital contribution, equity or profit sharing interest or extension of credit.

“Issuer” shall have the meaning specified in the introductory paragraph hereto.

“Issuer Administrative Expense” shall mean all expenses of the Issuer other than aircraft maintenance expenses, taxes, the JMC Management Fee, Re-Sale Fees, Aircraft Acquisition Fees and interest expense in respect of Debt permitted hereunder.

“JHC” shall have the meanings specified in Section 12.8.

“JMC” shall mean JetFleet Management Corp., a California corporation.

“JMC Management Agreement” shall have the meanings specified in Section 12.8.

“JMC Management Fee” shall mean the management fee payable to JMC pursuant to Section 3.4 of the Management Agreement.

“Lease Discount Rate “ shall mean, at any time, the lesser of (a) the blended cost of capital assuming that the aggregate commitment under the Senior Bank Agreement (or any Permitted Refinancing thereof) has been fully advanced (giving effect to the borrowing base provided for therein) and the Issuer has issued Notes equal to the Maximum Outstanding Balance permitted at such time and (b) the blended cost of capital, calculated as the weighted average of the rates in effect under the Senior Bank Agreement (or any Permitted Refinancing thereof) and on the Notes.

“Lien” shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, any lease, consignment or bailment for security purposes and any Capitalized Lease. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

“Maintenance Reserve” shall mean, at any time for any aircraft, the amount equal to 3% of the aggregate rents payable under the aircraft lease with respect to such aircraft at such time.

“Make-Whole Amount” shall have the meaning specified in Section 9.3(d).

“Management” shall mean Neal D. Crispin or Toni M. Perazzo.

“Management Fee” shall mean, any management fee, consulting fee, investment banking fee, re-sale fee, similar fee or any payment under the JMC Management Agreement, including without limitation, the JMC Management Fee.

“Management Subordination Agreement” shall have the meaning specified in Section 5.5.

“Mandatory Payment Date” shall have the meaning specified in Section 9.1(a).

“Material Adverse Effect” shall mean a material adverse effect on (i) the financial condition, business, properties, or prospects of the Issuer, (ii) the ability of Issuer to perform its existing obligations under this Agreement and the Notes, or (iii) the legality, validity or enforceability of this Agreement or the Notes or the rights and remedies of the holders of Notes.

“Maximum Debt to Value Ratio” shall mean, as the last day of any calendar month, the ratio of the aggregate amount of Debt of the Issuer outstanding at such time to the Discounted Aircraft Portfolio Value at such time.

“Maximum Outstanding Balance” shall mean, with respect to any calendar month, the amount set forth on Schedule 13.5 hereto opposite such month under the column “Maximum Outstanding Balance.”

“Multi-Employer Plan” shall mean a “multi-employer plan” as defined in Section 4001(a)(3) of ERISA which is maintained for employees of the Issuer, any Subsidiary or any ERISA Affiliate or to which the Issuer, any Subsidiary or any ERISA Affiliate has contributed in the past or currently contributes.

“Net Income” shall mean, for any period, the net income of the Issuer after income taxes as shown on the income statement of the Issuer delivered in accordance with clause (a) of (b) of Section 7 for such period.

“Net Worth” shall mean, at any time with respect to the Issuer, the sum of, (a) Capital Stock plus (b) paid-in-capital, plus (c) retained earnings, plus (d) the portion of unsecured subordinated debt which is due and payable after the Revolver Termination Date (as defined in the Senior Bank Agreement), minus (e) the net worth of any Unrestricted Subsidiaries.

“Non-Recourse Debt” shall mean Debt with respect to which the creditor or lender does not have recourse against the Issuer or any Subsidiary by reason of any guaranty or other obligation on the part of the Issuer or any Subsidiary (other than Debt permitted by Section 12.1(d)(ii)).

“Notes” shall have the meaning specified in Section 2(b).

“Occupational Safety and Health Laws” shall mean the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

“Officer’s Certificate” shall mean, with respect to any Person, a certificate signed on behalf of such Person by the president or one of the vice presidents of such Person except that with respect to any Officer’s Certificate due pursuant to Section 7(c), such certificate shall be signed by the chief financial officer or treasurer of the Issuer and shall be substantially in the form attached hereto as Exhibit 7(c).

“Operating Lease” shall mean any lease of Property, whether real and/or personal, by a Person as lessee which is not a Capitalized Lease.

“Operative Documents” shall mean this Agreement, the Securities, the Guarantee Agreements, the Subordination Agreement, the Management Subordination Agreement and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 of the United States of America.

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” shall mean a “pension plan,” as such term is defined in Section 3(2) of ERISA, which is established or maintained by the Issuer, any Subsidiary or any ERISA Affiliate, other than a Multi-Employer Plan.

“Permitted Liens” shall mean (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Issuer or any Subsidiary by appropriate proceedings and for which adequate reserves have been established by the Issuer or such Subsidiary as reflected in the Issuer’s consolidated financial statements; (b) any mechanic’s, materialman’s, carrier’s, warehousemen’s or similar Liens for sums not yet due or being contested in good faith by the Issuer or any Subsidiary by appropriate proceedings and for which adequate reserves have been established by the Issuer as reflected in Issuer’s consolidated financial statements; (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of the Issuer or any Subsidiary incurred in the ordinary course of business which individually or in the aggregate are not substantial in amount and which do not in any case materially detract from the value or marketability of the Property subject thereto or interfere with the ordinary conduct of the business of the Issuer or such Subsidiary; (d) Liens (other than Liens imposed on any property of the Issuer pursuant to ERISA or §412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers’ compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $250,000), bids, leases that are not Capitalized Leases, performance bonds, sales contracts and other similar obligations, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect; (e) Liens securing the Debt under the Senior Bank Agreement (and any Permitted Refinancing thereof) and any other Liens, if any, existing on the Initial Closing Date hereof and listed in Schedule 12.2 hereto and (f) Liens of the Issuer securing Debt of the Issuer permitted by Section 12.1(d)(ii) so long as such Lien attaches only to the Capital Stock of the applicable Unrestricted Subsidiary.

“Permitted Refinancing” shall mean any refinancing or replacement of the Senior Bank Documents permitted pursuant to Section 3 of the Subordination Agreement.

“Person” shall mean an individual, a corporation, a limited liability company, an association, a joint-stock company, a business trust or other similar organization, a partnership, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, the Issuer and each Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

“Purchase Price” shall mean (a) with respect to the Initial Notes, an aggregate amount equal to 99% of the aggregate face amount of such Notes less $500,000 and (b) with respect to any Notes issued at any Subsequent Closing, 99% of the face amount thereof.

“Purchasers” shall have the meaning specified in the introductory paragraph to this Agreement.

“Qualifying Equity Event” shall have the meaning specified in Section 9.2.

“Recourse Funded Debt” shall mean (i) all indebtedness, liabilities, and obligations, now existing or hereafter arising, for money borrowed by the Issuer on a recourse basis whether or not evidenced by any note, indenture, or agreement (including, without limitation, the Notes, any indebtedness for money borrowed from an Affiliate and all outstanding letters of credit) and (ii) all indebtedness of others for money borrowed (including indebtedness of an Affiliate) with respect to which the Issuer has become liable on a recourse basis by way of a guarantee or indemnity. For the avoidance of doubt, Recourse Funded Debt shall not include unsecured Subordinated Debt.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and/or other receptacles containing any Hazardous Substance.

“Remaining Scheduled Aircraft Portfolio Payments” shall mean, at any date of determination with respect to each aircraft in the Aircraft Portfolio that is in effect on such date of determination and not subject to a Defaulted Lease (an “Existing Lease”), the expected lease rental payments and residual payments due in respect of such aircraft reduced by the expected Management Fees and Maintenance Reserves in respect of such aircraft and assuming for such calculation (without duplication):

(a) that the lease rental payments under each Existing Lease will be paid in accordance with the terms of such aircraft lease;

(b) that each aircraft that (i) is subject to an Existing Lease and (ii) which Existing Lease terminates prior to the 12th anniversary of the date on which the Issuer (or an Affiliate) acquired such aircraft, will be re-leased at the expiration of its current term for a series of successor lease terms, each (A) for a period equal to the lesser of (I) 4 years or (II) 11.5 years less the number of months since the acquisition of such aircraft by the Issuer (or an Affiliate), (B) commencing 3 months after the expiration of the immediately preceding lease term and (C) at a lease rate 10% less than the lease rate under the immediately preceding lease;

(c) that each aircraft that (i) is subject of an Existing Lease and (ii) which Existing Lease will terminate after the 12th anniversary of the date on which the Issuer (or an Affiliate) acquired such aircraft, will be leased to the end of its current lease term and that the Residual Value will be realized 6 months following the termination of such lease term;

(d) that each aircraft that (i) is subject to an Existing Lease and (ii) which Existing Lease will terminate prior to the 12th anniversary of the date the Issuer (or an Affiliate) acquired such aircraft will be leased in accordance with clause (b) above and that the Residual Value of each such aircraft will be realized 6 months following the termination of the lease term that ends 11.5 years from the date of acquisition.

“Reportable Event” shall have the meaning given to such term in ERISA.

“Required Holders” shall mean, at any date, the holder or holders of 51% or more in principal amount of Notes at such time outstanding (excluding all Notes at the time owned by the Issuer or any Affiliate of the Issuer).

“Re-Sale Fees” shall mean fees charged by JMC in connection with the sale of aircraft by the Issuer consistent with past practices as described to the Purchasers.

“Residual Value” shall mean, at any time (i) with respect to any aircraft owned by the Issuer on the Initial Closing Date, 90% of the appraised fair market residual value as of the date of acquisition (unless at such time a desktop appraisal for such aircraft is available, in which case the fair market residual value shall be determined from the most recent desktop appraisal then available) adjusted on a linear basis for the difference between the then expected disposition date and the current expected disposition date or, (ii) with respect to any aircraft acquired by the Issuer after the Initial Closing Date, an amount equal to the lesser of (a) 36% of the acquisition price of such aircraft (exclusive of any Aircraft Acquisition Fees) and (b) 90% of the appraised fair market residual value of such aircraft as of the date of acquisition (unless at such time a desktop appraisal for such aircraft is available, in which case the fair market residual value shall be determined from the most recent desktop appraisal then available), adjusted on a linear basis for the difference between the then expected disposition date and the current expected disposition.

“Responsible Officer” of any Person shall mean the chief executive officer, president, chief financial officer or any vice president of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restricted Payment” in respect of any corporation, limited liability company, partnership or other entity shall mean (a) any dividend or other distribution (whether in cash, securities, promissory notes or other property) on or in respect of any of the Capital Stock of or in such corporation, limited liability company, partnership or other entity, (b) any payment (whether in cash, securities, promissory notes or other property), including any sinking fund or similar deposit, for or in respect of the purchase, redemption, retirement, acquisition, cancellation or termination of any Capital Stock of or in such corporation, limited liability company, partnership or other entity or of any warrants, rights or other options to purchase any such Capital Stock and (c) any Investment in any Unrestricted Subsidiary or any payment, directly or indirectly, by the Issuer to or on behalf of an Unrestricted Subsidiary, in each case, in connection with the obligation of such Unrestricted Subsidiary to pay Management Fees.

“Restricted Payment Amount” shall mean, with respect to any Restricted Payment in any Fiscal Year, 50% of Net Income earned in the immediately preceding Fiscal Year as disclosed in the financial statements delivered pursuant to 7(b) hereof.

“Sale Notice” shall mean an irrevocable written notice of a Responsible Officer of the Issuer delivered to each Purchaser which notice shall

(i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than the lesser of (x) $6,000,000 or (y) the entire amount of the Available Amount, if the Available Amount shall be less than $6,000,000 at the time such Sale Notice is made, and shall not be greater than the Available Amount,

(ii) specify the proposed date (the “Subsequent Closing Date”) for the closing of the purchase and sale of such Notes, which, which shall be a Business Day not less than ten days and not more than 20 days after the delivery of such Sale Notice and in any event prior to June 30, 2008,

(vi) specify the number of the account and the name and address of the depository institution to which the aggregate Purchase Price of such Notes is to be transferred on the Subsequent Closing Date for such purchase and sale, and

(vii) certify that, exclusive of those exceptions noted on an exhibit attached thereto, the representations and warranties contained in Section 6 are true on and as of the date of such Sale Notice and that there exists on the date of such Sale Notice no Event of Default or Default.

Each Sale Notice shall be in writing and shall be deemed made when received by the Purchasers.

“Securities” shall mean the Notes and the Warrants each of which is a “Security”.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Senior Agent” shall mean National City Bank, a national banking association, as agent on behalf of the lenders party to the Senior Bank Agreement (or any successor to National City Bank in such capacity).

“Senior Bank Agreement” shall mean the Second Amended and Restated Credit Agreement, dated as of April 17, 2007 among the Issuer, the Senior Banks, and the Senior Agent, as from time to time in effect.

“Senior Bank Documents” shall mean the Senior Bank Agreement or any agreement evidencing a Permitted Refinancing thereof and the other agreements, documents and instruments related thereto.

“Senior Banks” shall mean National City Bank, a national banking association, and the other lenders from time to time under the Senior Bank Agreement or financial institutions a party to any agreement evidencing a Permitted Refinancing thereof.

“Subordinated Debt” shall mean, as of the date of any determination thereof, the aggregate advanced principal amount of all Debt of the Issuer outstanding as of such date which is subordinated to the Debt in respect of the Senior Bank Agreement as permitted thereunder, including the Notes.

“Subordination Agreement” shall have the meaning specified in Section 5.4.

“Subsequent Closing” shall have the meaning specified in Section 4.2(b).

“Subsequent Closing Date” shall have the meaning specified in the definition of Sale Notice in this Section 1.1.

“Subsidiary” of any Person at any date shall mean (a) any other Person a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person and (b) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person’s profits or losses or more than 50% of such Person’s assets on liquidation or (ii) holds an equity interest in such Person of more than 50%. As used herein, unless the context clearly requires otherwise, the term “Subsidiary” refers to a Subsidiary of the Issuer and excludes any Unrestricted Subsidiary (except in the case of Section 6).

“Swap Contract” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” shall mean, in respect of any Swap Contract, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract, (a) for any date on or after the date such Swap Contract has been closed out and a termination value determined in accordance therewith, such termination value and (b) for any date prior to the date referenced in clause (a), the amount determined as the mark-to-market value for such Swap Contract, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contract.

“Tangible Net Worth” shall mean Net Worth, minus Intangible Assets.

“Unrestricted Subsidiaries” shall mean Subsidiaries of the Issuer which are special purpose entities or bankruptcy remote entities from the Issuer that have debt on their respective balance sheets which when consolidated with the Issuer is deemed to be Non-Recourse Debt to the Issuer.

“Unrestricted Subsidiary Investment” shall have the meaning specified in Section 12.8.

“Unrestricted Subsidiary Investment Amount” shall mean, at any time with respect to any Unrestricted Subsidiary, an amount equal to 5% of the net book value of the assets of such Unrestricted Subsidiary at such time.

“Unused Commitment Fee” shall have the meaning specified in Section 4.4

“Voting Stock”, when used with reference to any Person, shall mean shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Person, other than shares having such power only by reason of the happening of a contingency.

“Warrants” shall have the meaning specified in Section 2(a).

“Welfare Plan” shall mean a “welfare plan” as such term is defined in Section 3(1) of ERISA, which is established or maintained by the Issuer, any Subsidiary or any ERISA Affiliate, other than a Multi-Employer Plan.

“Wholly-Owned Subsidiary” shall mean as to any Person at any time, another Person all of the Capital Stock of which (except directors’ qualifying shares) is at such time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to a Wholly-Owned Subsidiary herein shall be a reference to a Wholly-Owned Subsidiary of the Issuer.

1.2.  Other Definitions.

The terms defined in this Section 1.2, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

“this Agreement” (and similar references to any of the other Operative Documents) shall mean, and the words “herein” (and “therein”), “hereof” (and “thereof”), “hereunder” (and “thereunder”) and words of similar import shall refer to, such instruments as they may from time to time be amended, modified or supplemented.

a “class” of Securities shall refer to the Notes or the Warrants, as the case may be, each of which is a separate class.

“corporation” shall include an association, joint stock company, limited liability company, business trust or other similar organization.

“premium” when used in conjunction with references to principal of and interest on the Notes, shall mean any amount due upon any payment or prepayment of any of the Notes, other than principal and interest and shall include the Applicable Premium.

“shares” of any Person shall include any and all shares of Capital Stock of such Person of any class or other shares, interests, participations or other equivalents (however designated) in the capital of such Person.

1.3.  Accounting Terms and Principles; Laws.

(a)  All accounting terms used herein which are not expressly defined in this Agreement shall be construed in accordance with GAAP; all computations made pursuant to this Agreement shall be made in accordance with GAAP and all financial statements shall be prepared in accordance with GAAP. If any changes in GAAP are hereafter required or permitted and are adopted by the Issuer, and such changes in GAAP result in a change in the method of calculation or the interpretation of any of the financial covenants, standards or terms found in any provision of this Agreement, conforming adjustments shall be made to such affected terms and provisions to reflect such changes in GAAP so as to cause the criteria for evaluating the Issuer’s financial condition to be the same after such changes in GAAP as they would have been had such changes in GAAP not been effected.

(b)  All references herein to laws, statutes, rules, regulations and/or to other governmental restrictions, standards and/or requirements shall, unless the context clearly requires otherwise, be deemed to refer to those promulgated, issued and/or enforced by any domestic or foreign federal, state or local government, governmental agency, authority, court, instrumentality or regulatory body, including, without limitation, those of the United States of America or any state thereof or the District of Columbia.

2.	AUTHORIZATION OF SECURITIES; GUARANTIES.

The Issuer has authorized the issue and sale of

(a)  its warrants (herein, together with any warrants issued in exchange therefor or replacement thereof, called the “Warrants”) evidencing rights to purchase, in the aggregate 171,473 shares of Common Stock representing 10% of the total common equity of the Issuer; the Warrants are to be substantially in the form of Exhibit 2(a) attached hereto; and

(b)  its 16% Senior Subordinated Notes due December 30, 2011 (herein, together with any notes issued in exchange therefor or replacement thereof, called the “Notes”) in the aggregate principal amount of up to $28,000,000; the Notes are to be substantially in the form of Exhibit 2(b) attached hereto.

The Notes are to be guaranteed (as to principal, premium, interest and other amounts) in accordance with Section 11.10.

3.	SALE AND PURCHASE OF SECURITIES.

The Issuer will issue and sell to each of the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Issuer contained herein and in the other Operative Documents, each Purchaser will purchase from the Issuer, at the applicable Purchase Price and at the Closings provided in Section 4, the principal amount of Notes equal to such Purchaser’s Commitment Percentage of the aggregate principal amount of Notes being issued at such Closing. In connection with such purchase and sale, and as an inducement for each of the Purchasers to purchase Notes, the Issuer will, subject to the terms and conditions contained herein and in the Warrants, issue to each of the Purchasers on the Initial Closing Date a Warrant to purchase the aggregate number of shares of Common Stock set forth below such Purchaser’s name on Schedule I hereto.

The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

4.	CLOSING.

4.1.  Initial Closing.

The closing of the sale and purchase of the Initial Notes and the Warrants hereunder (the “Initial Closing”) shall take place at the office of Bingham McCutchen LLP, One State Street, Hartford, CT 06103, on April 17, 2007 (the “Initial Closing Date”) not later than 1:00 P.M. New York time (the Purchasers’ reinvestment deadline). At the Closing the Issuer will deliver to each Purchaser:

(a)  the Initial Notes to be purchased by such Purchaser in the denominations indicated on Schedule I, dated the Initial Closing Date, bearing interest from the Initial Closing Date and payable to the holder indicated on Schedule I against payment of the Purchase Price therefor to (or for the benefit of) the Issuer in immediately available funds in accordance with the wire instructions set forth on Exhibit 4 hereto; and

(b)  the Warrants to purchase the number of shares of Common Stock as set forth below such Purchaser’s name on Schedule I), and registered in the name of the holder indicated on Schedule I.

4.2.  Notice of Subsequent Closing; Subsequent Closing.

(a)  Sale Notice. Subsequent to the date hereof, the Issuer may deliver to the Purchasers one or more Sale Notices specifying the sale of up to the Available Amount of Notes, which sales must occur on or before June 30, 2008, and, subject to the terms and conditions hereof (including, without limitation Section 5) and in reliance upon the representations and warranties of the Issuer contained herein and in the other Operative Documents, each Purchaser will purchase from the Issuer, at the applicable Purchase Price and at the Subsequent Closing provided in such Sale Notice, the principal amount of Notes equal to such Purchaser’s Commitment Percentage of the aggregate principal amount of Notes being issued at such Subsequent Closing.

(b)  Subsequent Closing. The sale and purchase of the Notes to be purchased by each of the Purchasers on a Subsequent Closing Date shall occur at the offices of Bingham McCutchen LLP, One State Street, Hartford, CT 06103, at 1:00 p.m., local time, at a closing (the “Subsequent Closing”) on the Subsequent Closing Date or on such later Business Day as may be agreed upon by the Issuer and the Purchasers. At the Subsequent Closing, the Issuer will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request), dated such Subsequent Closing Date and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the Purchase Price therefor by wire transfer of immediately available funds for the account of the Issuer as set forth in the Sale Notice.

4.3.  Failure of the Issuer to Deliver.

If at the Initial Closing the Issuer shall fail to tender the Securities or at any Subsequent Closing the Issuer shall fail to tender the Notes to be delivered to any Purchaser as provided herein, or if at any Closing any of the conditions specified in Section 5 shall not have been fulfilled to each Purchaser’s satisfaction, each Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights such Purchaser may have by reason of such failure or such non-fulfillment.

4.4.  Unused Commitment Fee.

On the last day of each month, commencing on May 31, 2007 and ending on the earlier of June 30, 2008 or the Final Closing Date, the Issuer shall pay to the Purchasers ratably in accordance with their respective Commitment Percentages in immediately available funds a fee (herein called an “Unused Commitment Fee”) on the amount, if any, by which (i) the Average Principal Balance during such month (or, in the case of the payment due on May 31, 2007, the period commencing on the Initial Closing Date and ending on such date, and, in the case of the payment due with respect to the Final Closing Date, the period commencing on the first day of the then current month and ending on such date) is less than (ii) $28,000,000, at the rate of 0.50% per annum, calculated on the basis of a year of 360 days for the actual number of days elapsed. The Unused Commitment Fee shall be paid to each Purchaser in accordance with the payment instructions provided for on Schedule I.

5.	CONDITIONS TO CLOSING.

The obligation of the Issuer to deliver the Notes to each relevant Purchaser on the applicable Closing Date is subject to the Issuer receiving the Purchase Price therefor. Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser on a Closing Date is subject to the fulfillment to such Purchaser’s satisfaction, prior to or on such Closing Date, of the following conditions:

5.1.  Representations and Warranties Correct.

The representations and warranties of the Issuer in this Agreement shall be correct (a) when made as of the date hereof and (b) with respect to each Subsequent Closing, on the date of such Subsequent Closing, in each case, after giving effect to the transactions contemplated by this Agreement at each of the Closings.

5.2.  Performance: No Default

The Issuer shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or on such Closing Date and, after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 6.21) on such Closing Date, no Default or Event of Default shall have occurred and be continuing. No condition shall exist since December 31, 2006 which has resulted in a material adverse effect on the financial condition or business of the Issuer, or could reasonably be expected to result in, a Material Adverse Effect.

5.3.  Sale of Securities to Purchasers.

At such Closing, the Issuer shall sell and issue to each Purchaser the Securities to be purchased at such Closing by such Purchaser pursuant to this Agreement and shall receive payment in full of the purchase price thereof.

5.4.  Subordination Agreement.

Prior to or simultaneously with the Initial Closing, each of the Purchasers and the Senior Agent (on behalf of itself and the Senior Banks) shall have entered into a subordination agreement substantially in the form of Exhibit 5.4 attached hereto (the “Subordination Agreement”), and such agreement shall be in full force and effect.

5.5.  Management Subordination Agreement.

Prior to or simultaneously with the Initial Closing, each of the Purchasers and JMC shall have entered into a subordination agreement substantially in the form of Exhibit 5.5 attached hereto (the “Management Subordination Agreement”), and such agreement shall be in full force and effect.

5.6.  Compliance Certificate.

(a)  Officer’s Certificate. The Issuer shall have delivered to each Purchaser an Officer’s Certificate, dated the applicable Closing Date, certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

(b)  Secretary’s Certificate. The Issuer shall have delivered to each Purchaser a certificate of its Secretary or Assistant Secretary, dated the applicable Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Securities and this Agreement.

5.7.  Opinion of Counsel for the Issuer.

At the Initial Closing, each Purchaser shall have received an opinion, dated the date of such Closing, from Morrison & Foerster, LLP, special counsel for the Issuer, in form and substance satisfactory to the Purchasers.

5.8.  Payment of Transaction Costs.

The Issuer shall have paid all reasonable fees, expenses and disbursements incurred by the Purchasers at or prior to the time of such Closing in connection with the transactions contemplated by the Agreement, including, without limitation, the reasonable fees, expenses and disbursements of Bingham McCutchen LLP and World Star Aviation Services, Inc. and travel and other expenses incurred by the Purchasers in connection with the transactions contemplated hereby.

5.9.  Purchase Permitted By Applicable Law, Etc.

On each Closing Date, each Purchaser’s purchase of Notes to be purchased on such Closing Date shall (a) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (b) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

5.10.  Proceedings and Documents.

All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or copies thereof as the Purchasers or their special counsel may reasonably request in connection therewith.

6.	REPRESENTATIONS AND WARRANTIES.

As of the date hereof and as of each Closing Date (except where the representation or warranty is expressly made as of another date, in which case such representation or warranty is made only as of such other date), the Issuer hereby represents and warrants to each of the Purchasers, subject to such exceptions as are specifically disclosed in writing in the disclosure schedules attached hereto (the “Disclosure Schedules”), as follows:

6.1.  Existence and Power.

The Issuer: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate power required to carry on its business as now conducted; (c) has all requisite governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted and (d) is qualified to transact business as a foreign corporation or other form of foreign entity in, and is in good standing under the laws of, all jurisdictions in which it is required by applicable law to maintain such qualification and good standing except for those states in which the failure to qualify or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

6.2.  Authorization.

The execution, delivery and performance by the Issuer of this Agreement and the other Operative Documents are within the corporate powers of the Issuer and have been duly authorized by all necessary corporate action.

6.3.  Binding Effect.

This Agreement, the Securities and the other Operative Documents have been duly executed and delivered by the Issuer and constitute the legal, valid and binding obligations of the Issuer enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

6.4.  Financial Statements.

The Issuer has furnished each Purchaser with the following financial statements: (a) consolidated and consolidating financial statements of the Issuer and its Subsidiaries as of and for the Fiscal Years ended December 31, 2006 and December 31, 2005 consisting of a balance sheet, statement of income, a statement of shareholders’ equity, statement of cash flows, and accompanying notes to financial statements, all such financial statements present fairly, in all material respects, the consolidated financial position, and results of operations of the Issuer as of the dates and for the periods referred to, in conformity with GAAP. There are no liabilities, fixed or contingent, which are not reflected in such financial statements, other than liabilities which are not required to be reflected in such balance sheets.

6.5.  Litigation.

Except as disclosed on Schedule 6.5 hereto, there is no action or proceeding pending or, to the knowledge of the Issuer, threatened against or affecting the Issuer or any Subsidiary before any court, arbitrator or any governmental, regulatory or administrative body, agency, instrumentality, authority or official which, if determined adversely against the Issuer or any Subsidiary, could reasonably be expected to have a Material Adverse Effect. Neither the Issuer nor any Subsidiary is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency, instrumentality, authority or official, a default under which could reasonably be expected to have a Material Adverse Effect. There are no outstanding judgments against the Issuer or any Subsidiary.

6.6.  Pension and Welfare Plans.

(a)  Each Pension Plan and Welfare Plan complies in all material respects with ERISA and all other applicable statutes and governmental and regulatory rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither the Issuer nor any ERISA Affiliate has withdrawn from any Multi-Employer Plan in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 or 4205 of ERISA, respectively; neither the Issuer nor any ERISA Affiliate has entered into an agreement pursuant to Section 4204 of ERISA; neither the Issuer nor any ERISA Affiliate has in the past contributed to or currently contributes to a Multi-Employer Plan; neither the Issuer nor any ERISA Affiliate has any withdrawal liability with respect to a Multi-Employer Plan; no steps have been instituted by the Issuer or any ERISA Affiliate to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan, Multi-Employer Plan or Welfare Plan which could result in the incurrence by the Issuer or any ERISA Affiliate of any material liability, fine or penalty; and neither the Issuer nor any ERISA Affiliate is a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA of a “single employer plan” as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on the consolidated financial statements of the Issuer and its Subsidiaries delivered by the Issuer to each Purchaser, neither the Issuer nor any ERISA Affiliate has any unfunded liability with respect to any Welfare Plan.

(b)  The consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.

6.7.  Tax Returns and Payment.

The Issuer and each Subsidiary has filed all Federal, state, local and other income and other material tax returns which are required to be filed and has paid all taxes which have become due and payable pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon the Issuer or such Subsidiary, as the case may be, and upon its Properties, income and franchises which have become due and payable by the Issuer or such Subsidiary, as the case may be, except those wherein the amount, applicability or validity are (a) being contested by the Issuer or such Subsidiary, as the case may be, by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves in accordance with GAAP have been established or (b) immaterial to the conduct of the Issuer’s business. Except as disclosed on Schedule 6.7 attached hereto, there is no asserted or assessed (or to the Issuer’s knowledge, proposed) tax deficiency against the Issuer or any Subsidiary which, if determined adversely against the Issuer or any Subsidiary, could reasonably be expected to have a Material Adverse Effect.

6.8.  Subsidiaries; Joint Ventures.

The Issuer has no Subsidiaries except for special purpose entities formed in connection with financings which are permitted by Section 12.1. Set forth in Schedule 6.8 hereto is a complete and correct list, as of the date of this Agreement, of all special purpose entities owned by the Issuer and all Investments held by the Issuer in any joint venture or other Person

6.9.  Compliance With Other Instruments; None Burdensome.

Neither the Issuer nor any Subsidiary is a party to any contract, agreement, document or instrument or subject to any charter or other corporate, limited liability company or other restriction which could reasonably be expected to have a Material Adverse Effect and which is not disclosed in the financial statements heretofore submitted to each Purchaser; none of the execution and delivery by the Issuer of the Operative Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Issuer, or any of the provisions of the certificate of incorporation, operating agreement or bylaws of any of the Issuer or any of the provisions of any indenture, agreement, document, instrument or undertaking to which the Issuer is a party or subject, or by which the Issuer or any Property of the Issuer is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking (other than in favor of the Senior Agent pursuant to the Senior Bank Documents). No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance by the Issuer of, or the legality, validity, binding effect or enforceability of, any of the Operative Documents.

6.10.  Other Debt, Guarantees and Capitalized Leases.

Except as disclosed on Schedule 6.10 attached hereto, neither the Issuer nor any Subsidiary is a borrower, guarantor or obligor with respect to, or a lessee under, any Debt (including, without limitation, any Swap Contracts, Capitalized Leases and/or Guarantees constituting Debt) other than unasserted claims by lessees against maintenance reserve balances held by the Issuer in respect of aircraft owned by the Issuer.

6.11.  Title to Property.

The Issuer and each Subsidiary has good and marketable title to all assets and properties reflected as being owned by it in its financial statements as well as to all assets and properties acquired since said date (except property disposed of since said date in the ordinary course of business). Except for Permitted Liens, there are no Liens on any of such assets or properties. It has the right to, and does, enjoy peaceful and undisturbed possession under all material leases under which it is leasing property as a lessee. All such leases are valid, subsisting and in full force and effect, and none of such leases is in default, except where such default, either individually or in the aggregate, could not have a Material Adverse Effect.

6.12.  Regulation U.

The Issuer is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Security will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (a) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations U, T or X thereof, as amended.

6.13.  Public Utility Holding Company Act; Investment Company Act of 1940.

The Issuer is not a “public utility company” or a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; or a “public utility” within the meaning of the Federal Power Act, as amended. Further, the Issuer is not an “investment company” or an “affiliated person” of an “investment company” or a company “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

6.14.  Patents, Trademarks, Copyrights, Licenses, Etc.

Except as disclosed on Schedule 6.14 attached hereto, neither the Issuer nor any Subsidiary has any patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, copyrights, licenses or other intellectual property which are material to the business of the Issuer or any Subsidiary. The Issuer and each Subsidiary possesses all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses and other intellectual property necessary to conduct its business as presently conducted without conflict with any patent, patent right, trademark, trademark right, trade name, copyright, license or other intellectual property of any other Person, except where the failure to possess the same could not reasonably be expected to have a Material Adverse Effect.

6.15.  Environmental and Safety and Health Matters.

Except as disclosed on Schedule 6.15 attached hereto: (a) the operations of the Issuer and each Subsidiary comply with all applicable Environmental Laws and all applicable Occupational Safety and Health Laws, the violation or noncompliance with which could reasonably be expected to have a Material Adverse Effect; (b) none of the operations of the Issuer or any Subsidiary are subject to any Environmental Claim or any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Occupational Safety and Health Law, which, if determined adversely against the Issuer or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; (c) none of the operations of the Issuer or any Subsidiary is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to any Release of Hazardous Substances or any unsafe or unhealthful condition at any premises owned, leased or operated by the Issuer or such Subsidiary, which, if determined adversely to the Issuer or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; (d) neither the Issuer nor any Subsidiary has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (i) any past or present spillage, leakage or Release into the environment of, or treatment, storage or disposal of, any Hazardous Substance or (ii) any unsafe or unhealthful condition at any premises owned, leased or operated by the Issuer or such Subsidiary; and (e) neither the Issuer nor any Subsidiary has any material contingent liability in connection with (i) any spillage, disposal or Release into the environment of, or otherwise with respect to, any Hazardous Substances or (ii) any unsafe or unhealthful condition at any premises owned, leased or operated by the Issuer or such Subsidiary.

6.16.  No Default; Compliance with Law.

No Default or Event of Default under this Agreement has occurred and is continuing. There is no existing default or event of default under or with respect to any indenture, contract, agreement, lease or other instrument to which the Issuer or any Subsidiary is a party or by which any Property of the Issuer or any Subsidiary is bound or affected, a default under which could reasonably be expected to have a Material Adverse Effect. The Issuer and each Subsidiary has and is in full compliance with and in good standing with respect to all governmental and/or regulatory permits, licenses, certificates, consents and franchises necessary to continue to conduct its business as previously conducted by it and to own or lease and operate its Properties as now owned or leased by it, the failure to have or noncompliance with which could reasonably be expected to have a Material Adverse Effect, and, to the best of the Issuer’s knowledge, none of said permits, certificates, consents or franchises contain any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the Issuer or such Subsidiary, as the case may be. Neither the Issuer nor any Subsidiary is in violation of any applicable statute, law, rule, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, a violation of which could reasonably be expected to have a Material Adverse Effect.

6.17.  Disclosure.

The representations and statements made by the Issuer or on its behalf in connection with this Agreement and the issuance of the Securities, including representations and statements in each of the Operative Documents, do not and will not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the representations made not materially misleading. No written information, exhibit, report, brochure or financial statement furnished by the Issuer or on its behalf to the Purchasers in connection with this Agreement or any Operative Document contains or will contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

6.18.  Solvency.

After giving effect to the transactions contemplated by this Agreement, (a) the fair salable value of the assets of the Issuer is and will be greater than the total amount of the liabilities of the Issuer (including contingent, subordinated, unmatured and unliquidated liabilities, whether or not includable on its balance sheet in accordance with GAAP), (b) the present fair salable value of the assets of the Issuer is and will be greater than the amount that will be required to pay the probable liabilities of the Issuer as they become absolute and matured, (c) the Issuer will be able to realize upon its assets, or will have sufficient cash flow, to enable the Issuer to pay its debts, other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (d) the Issuer does not have an unreasonably small amount of capital with which to engage in its anticipated businesses, (e) the fair salable value of the assets of each Subsidiary is and will be greater than the total amount of the liabilities of such Subsidiary (including contingent, subordinated, unmatured and unliquidated liabilities, whether or not includable on its balance sheet in accordance with GAAP), (f) the present fair salable value of the assets of each Subsidiary is and will be greater than the amount that will be required to pay the probable liabilities of such Subsidiary as they become absolute and matured, (g) each Subsidiary will be able to realize upon its assets, or will have sufficient cash flow, to enable such Subsidiary to pay its debts, other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business and (h) none of the Subsidiaries has an unreasonably small amount of capital with which to engage in its anticipated businesses. For purposes of the foregoing, the “fair salable value” of any asset or investment has been and shall be determined on the basis of the amount which may be realized within a reasonable time, either through collection or sale of such asset or investment at its regular market value, conceiving the latter as the amount which could be obtained therefor within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions.

6.19.  Capital Stock of Issuer.

(a)  Schedule 6.19 hereto correctly specifies, as of the Initial Closing Date, the authorized Capital Stock of the Issuer.

(b)  Schedule 6.19 hereto correctly specifies the authorized Capital Stock or other equity interests of each Subsidiary (“Subsidiary Stock”). Immediately following the Initial Closing, and as of the Initial Closing Date, all of the issued and outstanding shares of Subsidiary Stock will be owned as set forth on Schedule 6.19, of record and beneficially and free of any Lien, proxy, voting agreement, voting trust or similar agreement or restriction (other than Permitted Liens)

(c)   All of the outstanding equity capital of the Issuer, including without limitation all the Warrants, have been (or will have been) offered, issued and sold by the Issuer in accordance with all applicable laws.

(d)  Except as set forth on Schedule 6.19 attached hereto: (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Issuer of any of its Capital Stock or securities convertible into or exercisable or exchangeable for such Capital Stock; (ii) there are no agreements on the part of the Issuer to issue, sell or distribute any of its securities or assets; (iii) the Issuer has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its securities or Capital Stock or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no Person is entitled to (A) any preemptive or similar right with respect to the issuance of any securities of the Issuer, including upon the issuance of the Warrants or (B) any rights with respect to the registration of any securities of the Issuer under the Securities Act.

(e)  The Issuer has authorized and unissued and reserved for issuance, a sufficient number of shares of Common Stock (such number being set forth on Schedule 6.19 to permit, after giving effect to the transaction hereunder, the exercise of all of the shares of Common Stock issuable pursuant to the Warrants and all other options, warrants and rights exercisable or convertible into Common Stock. The 171,473 shares of Common Stock issuable upon exercise of the Warrants issued pursuant hereto constitute at least 10% of the total Common Stock immediately following the Initial Closing determined on a fully-diluted basis.

6.20.  Offer of Securities.

Neither the Issuer nor any Person acting on their behalf (a) has directly or indirectly offered the Securities or any part thereof or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, anyone other than the Purchasers, (b) has taken or will take any action which would bring the issuance and sale of the Securities within the provisions of section 5 of the Securities Act or the registration or qualification provisions of any applicable blue sky or other securities laws, or (c) has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Securities and the other transactions contemplated by the Operative Documents.

6.21.  Use of Proceeds.

The proceeds of the sale of the Securities will be used for (a) the purchase or financing of aircraft and related equipment by the Issuer to be leased to unaffiliated Persons and (b) for general working capital purposes of the Issuer.

6.22.  Certain Laws

(a)  The Issuer: (i) is not a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001, Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (31 CFR Part 595 et seq.); (ii) does not engage in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner that violates Section 2; or (iii) is not a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(b)  The Issuer is in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Securities will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

6.23.  Aircraft Regulatory Authority.

The Issuer holds all permits, certificates and authorizations for the operation of its business as are necessary and required by each applicable Aircraft Regulatory Authority.

6.24.  Aircraft Leases.

Schedule 6.24 attached hereto is a listing of each aircraft owned by the Issuer and a description of the relevant material lease terms in which, to the Issuer’s knowledge, there are not material inaccuracies.

7.	FINANCIAL STATEMENTS AND INFORMATION.

The Issuer will furnish to each Purchaser, so long as such Purchaser shall be obligated to purchase Notes hereunder or shall hold any of the Notes, and to each other holder from time to time of the Notes; provided, however, that the Issuer’s filing of such financial statements and any other information required by this Section 7 with the Securities and Exchange Commission over the EDGAR system within the time period required therefore shall be deemed to satisfy the following covenants:

(a)  as soon as available and in any event within sixty (60) days after the end of each Fiscal Quarter, the unaudited consolidated and consolidating balance sheets of the Issuer as at the end of such period and the related unaudited consolidated and consolidating statements of income and cash flows for such period and for the portion of the Fiscal Year then ended, in each case setting forth in comparative form the corresponding figures for the same period and the portion of the preceding Fiscal Year;

(b)  as soon as available but no later than ninety (90) days after the end of each Fiscal Year, the consolidated and consolidating balance sheet of the Issuer as of the end of such Fiscal Year and related consolidated and consolidating statements of income, shareholders equity and cash flows for such Fiscal Year in each case setting forth in comparative form the corresponding figures for the preceding Fiscal Year, which financial statements shall be in reasonable detail with appropriate notes and be prepared in accordance with GAAP and shall be certified (without any qualification or exception) by BDO Seidman, LLP or other independent public accountants acceptable to the Required Holders; such financial statements shall be accompanied by (i) a report of such independent certified public accountants stating that, in the opinion of such accountants, the consolidated financial statements present fairly, in all material respects, the consolidated financial position, and the results of operations and the cash flows of the Issuer for the period then ended in conformity with GAAP, except for inconsistencies resulting from changes in accounting principles and methods agreed to by such accountants and specified in such report, and that, in the case of such financial statements, the examination by such accountants of such financial statements has been made in accordance with generally accepted auditing standards and accordingly included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and assessing the accounting principles used and significant estimates made, as well as evaluating the overall financial statement presentation;

(c)  together with each delivery of financial statements pursuant to Sections 7(a) and 7(b), an Officer’s Certificate;

(d)  promptly upon the receipt thereof (but in any event not later than five Business Days), any reports (including, without limitation, any management letters) submitted to the Issuer or any Subsidiary (other than reports previously delivered pursuant to Section 7(b) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of the Issuer or any Subsidiary;

(e)  as promptly as practicable (but in any event not later than five days) after the same are available, copies of (i) all material press releases issued by the Issuer or any Subsidiary, and all notices, proxy statements, financial statements, reports and documents as the Issuer shall send or make available generally to its holders or as any Subsidiary shall send or make available generally to its holders other than the Issuer and (ii) all periodic and special reports, documents and registration statements (other than on Forms 3,4, 5, 13-D and 13-G) which the Issuer or any Subsidiary furnishes or files, or any officer or director or stockholder of the Issuer or any of its Subsidiaries furnishes or files with respect to the Issuer or any of its Subsidiaries, with the Commission (or any analogous foreign governmental authority) or any national securities exchange;

(f)  written notice within three (3) Business Days after any Responsible Officer of the Issuer has actual knowledge thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto;

(i)  the occurrence of any Default or Event of Default;

(ii)  the occurrence of any default or event of default by the Issuer or any Subsidiary under any material note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which the Issuer or any Subsidiary, as the case may be, is a party or by which it is bound or to which it is subject;

(iii)  the institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting the Issuer or any Subsidiary, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $200,000.00 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $200,000.00) or any form of equitable relief which, if granted, could reasonably be expected to have a Material Adverse Effect;

(iv)  the entry of any judgment or decree against the Issuer or any Subsidiary;

(v)  the occurrence of a Reportable Event with respect to any Pension Plan for which a thirty (30) day notice is required under applicable PBGC regulations; the filing of a notice of intent to terminate a Pension Plan by the Issuer, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 and 4205, respectively, of ERISA by the Issuer, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of the Issuer or any Subsidiary with respect to any “employee welfare benefit plan” as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries; and

(vi)  the occurrence of any event which could reasonably be expected to have a Material Adverse Effect;

(g)  contemporaneously with its delivery or receipt, a copy of such other material information relating to the Issuer or any of the Subsidiaries as shall be furnished to or received from the Senior Agent and/or the Senior Banks pursuant to the Senior Bank Agreement (including any Permitted Refinancing thereof) or furnished to or received from any other bank, financial institution or other Person to which the Issuer or any of the Subsidiaries is indebted for borrowed money or for any letters of credit (or similar instruments) (other than information relating solely to collateral therefor);

(h)  contemporaneously with its delivery, the annual “desktop” appraisal of all aircraft owned by the Issuer;

(i)  no later than thirty (30) days after the end of each calendar month, a lease portfolio listing and lease receivables aging report (in form and substance reasonably satisfactory to the Required Holders of Notes) applicable to all leases included in the Aircraft Portfolio;

(j)  at the time that payment is made to the holders of Notes in accordance with Section 9.1(a), a calculation of the Discounted Aircraft Portfolio Value and the Maximum Debt to Value Ratio;

(k)  by December 31 of each year, budgets and forecasts for the ensuing fiscal year; and

(l)  such other information as from time to time may reasonably be requested.

8.	INSPECTION.

The Issuer shall permit a representative of each holder of Notes, at the expense of the Issuer to visit and inspect (with those representatives of holders desiring to inspect visiting together as a group) any of the offices or properties of the Issuer or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Issuer authorizes said accountants to discuss the affairs, finances and accounts of the Issuer and its Subsidiaries), all at such times and as often as may be requested; provided however so long as no Default or Event of Default shall have occurred and be continuing (i) there shall be no more than two (2) such inspections during any Fiscal Year, (ii) all such visits and inspections shall be at such reasonable times and as often as may be reasonably requested in writing and (iii) the aggregate amount that the Issuer shall be required to reimburse the holders of Notes in respect of such inspections and visits shall not exceed $10,000 in any Fiscal Year.

9.	PREPAYMENT OF NOTES.

9.1.  Mandatory Principal Payments.

(a)  On the last day of each month (each a “Mandatory Payment Date”) the Issuer will prepay a principal amount equal to the Required Amortization Amount of the Notes at par and without payment of the Make-Whole Amount or any Applicable Premium. For purposes hereof the “Required Amortization Amount” for any Mandatory Payment Date shall be equal to the amount necessary to cause both the Maximum Debt to Value Ratio and the Maximum Outstanding Balance of the Notes for the month then ended to not exceed the amounts therefor set forth opposite such month on Schedule 13.5 hereto.

(b)  If on or before June 30, 2008, the Issuer shall not have sold pursuant to this Agreement Notes in an aggregate principal amount of $28,000,000 then on such date the entire then outstanding principal amount of the Notes shall become due and payable together with interest accrued to such date and the Applicable Premium on such principal amount; provided however, that the failure of any Purchaser to acquire Notes hereunder due to any matter arising under Section 5.9 shall not give rise to a prepayment obligation under this Section 9.1(b).

(c)  As provided therein, the entire unpaid principal balance of the Notes, together with all accrued interest to such date, shall be due and payable on the Final Maturity Date.

9.2.  Optional Prepayment of Notes With Premium.

(a) With Premium. At any time or from time to time after April 17, 2009, the Issuer may, at its option, upon notice as set forth in Section 9.5, prepay all or any part of the Notes (in an integral multiple of $500,000 and a minimum of $5,000,000 or such lesser principal amount thereof as shall then be outstanding); provided that (a) the funds used to make such prepayment are funded by a Qualifying Equity Event and (b) the Issuer concurrently pays an amount equal to a percentage of the principal amount to be prepaid pursuant to this Section 9.2 (the “Applicable Premium”), such percentage to be that set forth in the table below opposite the period in which the date fixed for such prepayment occurs:

Period	Applicable Premium
April 18, 2009 through April 17, 2010	10%
April 18, 2010 through April 17, 2011	5%
April 18, 2011 and thereafter	0%

For purposes of this Section 9.2, the term “Qualifying Equity Event” shall mean an equity offering of securities for the account of the Issuer so long as the aggregate amount received by the Issuer in such offering is at least $5,000,000.

(b) Without Premium. At any time or from time to time after April 17, 2009, the Issuer may, at its option, upon notice as set forth in Section 9.5, prepay all or any part of the Notes (in an integral multiple of $500,000 and a minimum of $3,000,000 or such lesser principal amount thereof as shall then be outstanding), provided that the funds used to make such prepayment are funded solely from operating cash flow of the Issuer as certified to the holders of Notes in an Officer’s Certificate of the Issuer.

9.3.  Prepayment upon a Change of Control.

(a)  If any Change of Control is to occur, then not less than 30 days (or such later date as the Issuer first obtains knowledge thereof) nor more than 60 days prior to the occurrence of such Change of Control, the Issuer will notify in writing each holder of Notes of such pending Change of Control and the date upon which it is scheduled to occur. The Issuer will prepay all of the Notes held by each holder then outstanding, together with all accrued interest to such date and an amount equal to the Make-Whole Amount for the date of such prepayment. Each such prepayment shall occur on the date upon which the Change of Control occurs, unless the Issuer and such holder of Notes agrees to a different date, and no prepayment requested pursuant to this Section 9.3 shall be due unless the Change of Control shall occur.

(b)  For purposes of this Section 9.3, the term “Change of Control” shall mean

(i) Management and JHC shall fail to, directly or indirectly, beneficially own and control at least 80% of the Common Stock owned by such Persons on the Initial Closing Date (provided that any transfer of the Common Stock by JHC to employees of JHC and its Subsidiaries as a bonus or otherwise in consideration of their employment will be considered to be held by JHC for the purposes of this clause (i));

(ii) Management shall fail to, directly or indirectly, (A) beneficially own and control 51% of the equity interests of JHC (determined on a fully diluted basis) other than as a result of the acquisition of such equity interests by the Issuer pursuant to the JMC Management Agreement or (B) have the right to appoint a majority of the board of directors of JHC;

(iii) any Person (other than members of Management), together with “affiliates” and “associates” of such Person, within the meaning of Rule 12b-2 of the Commission under the Exchange Act, shall acquire beneficial ownership (including beneficial ownership resulting from the formation of a “group” within the meaning of Rule 13d-5 of the Exchange Act) of 33% or more of the outstanding shares of Common Stock or of any other class of Voting Stock of the Issuer;

(iv) any directors nominated by the board of directors of the Company shall fail to be elected by the shareholders of the Company; or

(v) if at any time (A) one or more of members of Management shall cease to be executive officers of the Issuer unless such member of Management is replaced within sixty (60) days with an individual acceptable to the Required Holders or (B) JMC shall cease to be the management company for the Issuer as contemplated by the JMC Management Agreement.

(c)  For purposes of this Section 9.3, beneficial ownership shall be determined in the manner set forth in Rule 13d-3 of the Commission under the Exchange Act.

(d)  For purposes of this Section 9.3, the term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 9.3.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 1.0% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the fifth Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the Final Maturity Date of such Note.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal, subject to Section 9.1 hereof, if no payment of such Called Principal were made prior to the Final Maturity Date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 9.3.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 9.3.

9.4.  Allocation of Partial Prepayments of Notes.

In the case of each partial prepayment of the Notes under this Section 9, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding (excluding any Notes at the time owned by the Issuer or any Affiliate of the Issuer) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

9.5.  Notice of Certain Prepayments of Notes.

In the case of each prepayment under Section 9.2 and 9.3, the Issuer shall give written notice thereof to each holder of Notes not less than 5 nor more than 30 days prior to the date fixed for such prepayment. Each such notice shall set forth: (a) the date fixed for prepayment; (b) the aggregate principal amount of Notes to be prepaid on such date; and (c) the aggregate principal amount of Notes held by such holder to be prepaid on such date and the amount of accrued interest and the Applicable Premium, if any, or Make-Whole Amount, if any, to be paid to such holder on such date (together with the calculation of such Applicable Premium or Make-Whole Amount which calculation shall be satisfactory to each holder of the Notes).

9.6.  Maturity; Accrued Interest; Surrender, etc. of Notes.

In the case of each prepayment of all or any part of any Note, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the premium, if any, due thereon. Any Note prepaid in full shall be surrendered to the Issuer at its principal place of business promptly following prepayment and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

9.7.  Purchase of Notes.

The Issuer will not, and will not permit any of their Affiliates to, directly or indirectly, purchase or otherwise acquire, or offer to purchase or otherwise acquire, any outstanding Notes except by way of payment or prepayment in accordance with the provisions of the Notes and this Agreement or in a transaction pursuant to which each holder of Notes is given the opportunity to sell or otherwise transfer a proportionate amount of such holder’s Notes on the same terms and conditions.

9.8.  Payment on Non-Business Days.

If any amount hereunder or under the Notes shall become due on a day which is not a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due, without including the additional days elapsed in the computation of the interest payable on such succeeding Business Day.

10.	BOARD VISITATION RIGHTS.

So long as the Notes are outstanding the Required Holders shall have the right to appoint one representative who shall: (a) receive written notice of all meetings (both regular and special) of the boards of directors (or similar body) of the Issuer and the Subsidiaries (other than an Unrestricted Subsidiary) and each committee of any such board (such notice to be delivered or mailed as specified in Section 21 at the same time as notice is given to the members of any such board and/or committee but in no event later than seven days prior to the date of such meeting); (b) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings; (c) receive all notices, information and reports which are furnished by the Issuer or any such Subsidiary to the members of any such board and/or committee (in their capacity as a member of such board or committee) at the same time and in the same manner as the same is furnished to such members; (d) be entitled to participate in all discussions conducted at such meetings and (e) receive as soon as available (but in any event prior to the next succeeding board meeting) copies of the minutes of all such meetings. If any action is proposed to be taken by any such board and/or committee by written consent in lieu of a meeting, the Issuer will give written notice thereof to such representative, which notice shall describe in reasonable detail the nature and substance of such proposed action and shall be delivered at the same time as notice is given to the members of any such board and/or committee but in no event later than five days prior to the date such written consent becomes effective. The Issuer will furnish such representative with a copy of each such written consent not later than five days after it has been signed by its last signatory. Such representative shall not constitute a member of any such board and/or committee and shall not be entitled to vote on any matters presented at meetings of any such board and/or committee or to consent to any matter as to which the consent of any such board and/or committee shall have been requested. The board of directors (or similar body) of the Issuer shall meet not less frequently than four times during each Fiscal Year (at least one of which must be in person). Each designated representative electing not to attend any meeting in person may in any event be permitted to participate in such meeting by telephone as if such designated representative were present. Such representative shall agree in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Issuer reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof in order to (i) preserve or avoid any adverse effect to the attorney-client privilege between the Issuer and its counsel, (ii) prevent the disclosure of trade secrets to such representative, (iii) fulfill the Issuer’s obligations with respect to confidential or proprietary information of third parties or (iv) review or discuss any information that could reasonably be expected to involve a conflict of interest between the holders of Notes and the Issuer.

11.	AFFIRMATIVE COVENANTS.

So long as any of the Notes shall remain outstanding, the Issuer will duly perform and observe each and all of the covenants and agreements applicable to it as hereinafter set forth:

11.1.  Payment of Debt; Taxes.

The Issuer will, and will cause each Subsidiary to, promptly pay and discharge (a) all of its Debt in accordance with the terms thereof; (b) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income and profits, upon any of its Property, real, personal or mixed, or upon any part thereof, before the same shall become in default; (c) all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a Lien or charge upon such property or any part thereof; provided, however, that the Issuer shall not be required to pay and discharge any such Debt, tax, assessment, charge, levy or claim so long as the failure to so pay or discharge does not constitute or result in a Default or Event of Default hereunder and so long as no foreclosure or other similar proceedings shall have been commenced against such Property or any part thereof and so long as the validity thereof shall be contested in good faith by appropriate proceedings diligently pursued and it shall have set aside on its books adequate reserves with respect thereto.

11.2.  Maintenance of Books and Records.

The Issuer will, and will cause each Subsidiary to, maintain books and records sufficient to permit the preparation of financial statements in accordance with GAAP and in which true, correct and complete entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business.

11.3.  Existence.

The Issuer will, and will cause each Subsidiary to, do all things necessary to (a) preserve and keep in full force and effect at all times its corporate existence and all permits, licenses, franchises and other rights material to its business and (b) be duly qualified to do business and be in good standing in all jurisdictions where the nature of its business or its ownership of Property requires such qualification except for those jurisdictions in which the failure to qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

11.4.  Maintenance of Property.

The Issuer will, and will cause each Subsidiary to, at all times, preserve and maintain all of the Property used or useful in the conduct of its business in good condition, working order and repair, ordinary wear and tear excepted.

11.5.  Insurance.

The Issuer will, and will cause each Subsidiary or each Person that leases Property to, insure all of its Property of the character usually insured by Persons engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such Persons, and carry liability insurance and other insurance of a kind and in an amount generally carried by Persons engaged in the same or similar businesses similarly situated. All such insurance may be subject to reasonable deductible amounts. The Issuer will take all commercially reasonable steps to ensure that the Issuer and the Senior Agent are identified by name as "additional insured" or “contract party” and “loss payee” on any certificates of insurance issued in respect of aircraft owned and acquired by the Issuers or any Subsidiary.  The Issuers will also take all commercially reasonable steps to ensure that references to AVN67B are updated to AVN67C where appropriate.

11.6.  Compliance with Laws, Regulations, Etc.

The Issuer will, and will cause each Subsidiary to, (a) comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which the Issuer or such Subsidiary, as the case may be, is subject (including, without limitation, all Occupational Safety and Health Laws and all Environmental Laws), the violation of which or failure to comply with which could reasonably be expected to have a Material Adverse Effect and (b) obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, the failure to obtain which license, permit, franchise and/or other governmental or regulatory authorization could reasonably be expected to have a Material Adverse Effect.

11.7.  ERISA Compliance.

If the Issuer, any Subsidiary or any ERISA Affiliate shall have any Pension Plan, the Issuer, such Subsidiary or such ERISA Affiliate, as the case may be, shall comply in all material respects with all requirements of ERISA relating to such Pension Plan. Without limiting the generality of the foregoing, the Issuer will not, and will not cause or permit any Subsidiary or any ERISA Affiliate to:

(a)  permit any Pension Plan maintained by the Issuer, any Subsidiary or any ERISA Affiliate to engage in any nonexempt “prohibited transaction,” as such term is defined in Section 4975 of the Code;

(b)  permit any Pension Plan maintained by the Issuer, any Subsidiary or any ERISA Affiliate to incur any “accumulated funding deficiency”, as such term is defined in Section 302 of ERISA, 29 U.S.C. § 1082, whether or not waived;

(c)  terminate any Pension Plan in a manner which could result in the imposition of a Lien on any Property of the Issuer, any Subsidiary or any ERISA Affiliate pursuant to Section 4068 of ERISA, 29 U.S.C. § 1368; or

(d)  take any action which would constitute a complete or partial withdrawal from a Multi-Employer Plan within the meaning of Sections 4203 or 4205 of Title IV of ERISA.

Notwithstanding any provision contained in this Section 11.7 to the contrary, an act by the Issuer or any Subsidiary shall not be deemed to constitute a violation of this Section 11.7 unless said action, individually or cumulatively with other acts of the Issuer and the Subsidiaries, has or could reasonably be expected to have a Material Adverse Effect.

11.8.  Line of Business

The Issuer will, and will cause each Subsidiary to, continue to engage in the same business as conducted by it on the Initial Closing Date and businesses reasonably related thereto.

11.9.  Further Assurances.

The Issuer will execute and deliver to the holders of the Notes, at any time and from time to time, any and all further agreements, documents and instruments with reasonable promptness after the Required Holders’ of Notes request therefor, and take any and all further actions which may be required under applicable law, or which the Required Holders of Notes may from time to time reasonably request with reasonable promptness after any such request, in order to effectuate the transactions contemplated by this Agreement and the other Operative Documents

11.10.  Guarantee Agreements.

In the event that any Subsidiary of the Issuer shall Guarantee any Debt of the Issuer, including without limitation, the Debt outstanding under the Senior Bank Agreement (or any Permitted Refinancing thereof), then and in each such case the Issuer will notify each holder of the Notes as promptly as practicable after (but in any event within 30 days of) the date such Subsidiary enters into such Guarantee and the Issuer shall cause such Subsidiary to execute and deliver to the holders of the Notes a Guarantee Agreement (the “Guarantee Agreement”), in form and substance reasonably satisfactory to the Required Holders of Notes, together with all documents and opinions which the Required Holders of Notes may reasonably request relating to the existence of such Subsidiary, the corporate or other authority for and the validity of the Guarantee Agreement, and any other matters reasonably determined by the Required Holders of Notes to be relevant thereto, all in form and substance reasonably satisfactory to the Required Holders of Notes.

11.11.  Use of Proceeds of Notes and Senior Bank Agreement.

The Issuer shall use the proceeds of the Notes and of any Loans (as defined in the Senior Bank Agreement) for (a) the purchase or financing of aircraft and related equipment to be leased to unaffiliated Persons and (b) for general working capital purposes of the Issuer.

11.12.  Aircraft Leases.

The Issuer shall update Schedule 6.24 promptly upon the Issuer acquiring any new aircraft or entering into any aircraft lease (including any renewal, extension or modification of any aircraft lease).

12.	NEGATIVE COVENANTS.

So long as any of the Notes shall remain outstanding, the Issuer will duly perform and observe each and all of the covenants and agreements applicable to it as hereinafter set forth:

12.1.  Limitation on Debt.

The Issuer will not, and will not cause or permit any Subsidiary or Unrestricted Subsidiary to, incur or be obligated on any Debt, either directly or indirectly, by way of Guarantee, suretyship or otherwise, other than:

(a)  Debt of the Issuer in respect of the Senior Bank Agreement;

(b)  Debt of the Issuer existing as of the Initial Closing Date and listed on Schedule 12.1 attached hereto;

(c)  Debt in respect of the Notes;

(d) Debt of an Unrestricted Subsidiary (i) for which the Issuer or a Subsidiary is not a guarantor in whole or in part or otherwise liable or (ii) for which the Issuer is a guarantor but which the only recourse to the Issuer in connection with such Debt is limited solely to the equity interests of such Unrestricted Subsidiary owned by the Issuer so long as in either case the aggregate principal amount of such Debt does not exceed an amount equal to 75% of the aggregate book value of the assets of such Unrestricted Subsidiary; and

(e) Debt of Unrestricted Subsidiaries permitted by Section 12.8(d) and (e).

12.2.  Limitation on Liens.

The Issuer will not, and will not cause or permit any Subsidiary to, create, incur or assume, or suffer to be incurred or to exist, any Lien on any of its Property, whether now owned or hereafter acquired, or upon any income or profits therefrom, except for Permitted Liens.

12.3.  Consolidation, Merger, Sale of Property, Etc.

The Issuer will not, and will not cause or permit any Subsidiary to, directly or indirectly merge or consolidate with or into any other Person or permit any other Person to merge into or with or consolidate with it; provided, however, that so long as no Default or Event of Default exists immediately before or immediately after giving effect to such merger or such consolidation, any Person may merge or consolidate with or into the Issuer provided that the Issuer shall be the continuing or surviving corporation.

12.4.  Sale of Property, Etc.

Except for sales or dispositions entered into in the ordinary course of business of the Issuer or a Subsidiary consistent with past practices for value received, or transfer in respect of Permitted Liens the Issuer will not, and will not cause or permit any Subsidiary to, (i) sell, assign, lease, transfer, abandon or otherwise dispose of any of its Property (including, without limitation, any shares of Capital Stock or other equity interests of a Subsidiary or Unrestricted Subsidiary owned by the Issuer or another Subsidiary) or (ii) discontinue, liquidate or change in any material respect any substantial part of its operations or business.

12.5.  Transactions with Affiliates.

The Issuer will not, and will not cause or permit any Subsidiary or Unrestricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to, lease from or exchange of Property with, or the rendering of any service by or for, any Affiliate and the payment of Management Fees), except in the ordinary course of business and pursuant to the reasonable requirements of the Issuer’s or such Subsidiary’s or Unrestricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Issuer or such Subsidiary or such Unrestricted Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person not an Affiliate. Payment of the JMC Management Fees in accordance with the JMC Management Agreement as in effect on the date hereof and Re-Sale Fees and Aircraft Acquisition Fees shall be permitted under this Section 12.5 but shall be subject to Section 12.12.

12.6.  Restricted Payments.

The Issuer will not, and will not cause or permit any Subsidiary to, declare or incur any liability to make any Restricted Payment on or in respect of the Capital Stock of or in the Issuer or the Capital Stock of or in any such Subsidiary, as the case may be; provided, however, that (a) each Wholly-Owned Subsidiary of the Issuer shall be permitted to declare and pay cash distributions on its Capital Stock to the Issuer and (b) the Issuer may make Restricted Payments in any Fiscal Year so long as (i) the aggregate amount of all Restricted Payments (including such Restricted Payment) in such Fiscal Year does not exceed the Restricted Payment Amount for such Fiscal Year and (ii) immediately prior to and immediately following such Restricted Payment no Default or Event of Default exists or would exist.

12.7.  Pension Plans.

The Issuer will not, and will not cause or permit any Subsidiary to, (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan or (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by the Issuer, any Subsidiary or any ERISA Affiliate of any material liability, fine or penalty.

12.8.  Acquisitions and Investments.

The Issuer will not, and will not permit any Subsidiary, to purchase or otherwise acquire (including without limitation by way of share exchange) any part or amount of the Capital Stock or assets of, or make any Investments in any other Person, or enter into any new business activities or ventures not directly related to its present business; or create any Subsidiary, except the Issuer may (a)  acquire and hold stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to it, (b)  make and own (i) Investments in certificates of deposit or time deposits having maturities in each case not exceeding one year from the date of issuance thereof and issued by any FDIC-insured commercial bank incorporated in the United States or any state thereof having a combined capital and surplus of not less than $150,000,000, (ii) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America, any agency thereof, or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of issuance or acquisition thereof, (iii) Investments in commercial paper issued by a corporation incorporated in the United States or any State thereof maturing no more than one year from the date of issuance thereof and, at the time of acquisition, having a rating of A-1 (or better) by Standard & Poor’s Corporation or P-1 (or better) by Moody’s Investors Service, Inc., and (iv) investments in money market mutual funds all of the assets of which are invested in cash or investments described in the immediately preceding clauses (i), (ii) and (iii), (c)  acquire all of the outstanding Capital Stock or assets of JetFleet Holding Corp., a California corporation (“JHC”), under substantially the terms and conditions set forth in that certain Amended and Restated Management Agreement (the “JMC Management Agreement”) between the Issuer and JMC entered into as of April 23, 1998, (d) Investments in Unrestricted Subsidiaries existing on the Initial Closing Date of the type described in clause (c) of the definition of Restricted Payments but solely to the extent such Investments are permitted under Section 12.6 and (e) make Investments in Unrestricted Subsidiaries after the Initial Closing other than Investments permitted by the foregoing clause (d) (“Unrestricted Subsidiary Investments”) so long as (i) all Unrestricted Subsidiary Investments are for the maintenance, repair and storage expenses (or expenses otherwise necessary to preserve and maintain the aircraft owned by such Unrestricted Subsidiary) or to pay the reasonable legal costs and expenses incurred in connection with the refinancing of the aircraft of such Unrestricted Subsidiary, (ii) as a result of such Unrestricted Subsidiary Investment the aggregate amount of all Unrestricted Subsidiary Investments in respect of such Unrestricted Subsidiary for the period commencing on the Initial Closing Date through the date of such Unrestricted Subsidiary Investment shall not exceed the Unrestricted Subsidiary Investment Amount for such Unrestricted Subsidiary at such time and (iii) immediately prior to and immediately following such Unrestricted Subsidiary Investment no Default or Event of Default exists or would exist; provided, however, that notwithstanding the foregoing the Issuer may make Unrestricted Subsidiary Investments in respect of taxes, franchise fees and miscellaneous administrative expenses of the Unrestricted Subsidiaries so long as the aggregate amount thereof does not exceed $5,000 in any Fiscal Year. For the avoidance of doubt with respect to clause (e) above, the aggregate amount of Unrestricted Subsidiary Investments with respect to any Unrestricted Subsidiary is determined for each Unrestricted Subsidiary Investment for the period commencing on the Initial Closing Date through the date of such Unrestricted Subsidiary Investment and is compared to the net book value of the assets of such Unrestricted Subsidiary as of such date of determination.

12.9.  Limitations on Restrictive Agreements.

The Issuer will not, and will not cause or permit any Subsidiary to, enter into, or permit to exist, any agreement with any Person which prohibits or limits the ability of the Issuer or such Subsidiary, as the case may be, to (a) pay dividends or make other distributions or prepay any Debt owed to the Issuer and/or any Subsidiary, (b) make loans or advances to the Issuer and/or any Subsidiary, (c) transfer any of its Properties to the Issuer and/or any Subsidiary or (d) create, incur, assume or suffer to exist any Lien upon any of its Property whether now owned or hereafter acquired other than a Permitted Lien; provided that the foregoing shall not apply to restrictions in effect on the Initial Closing Date contained in this Agreement, the Senior Bank Documents and agreements governing Debt outstanding on the Initial Closing Date and listed on Schedule 12.1 attached hereto and, if such Debt is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinanced Debt (and successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive in any material respect than those contained in the agreements governing the Debt being renewed, extended or refinanced.

12.10.  Accounting Change.

The Issuer will not make or permit any change in financial accounting policies or financial reporting practices, except as required by GAAP or regulations of the Commission, if applicable

12.11.  Modification of Senior Bank Agreement and Management Agreement.

The Issuer will not, and will not permit any of the Subsidiaries to amend, supplement, modify or waive any term of (a) the Senior Bank Documents (or the documents relating to any Permitted Refinancing thereof) unless such amendment, supplement, modification or waiver thereof is permitted by Section 3 of the Subordination Agreement or (b) the Management Agreement without the prior written consent of the Required Holders.

12.12.  Management Fees, Management Company Expenses and Aircraft Acquisition Fees.

The Issuer will not, and will not permit any Subsidiary to pay any Management Fees, Issuer Administrative Expenses or aircraft acquisition fees; provided however that so long as both (a) payment of the Notes is not blocked pursuant to the terms of the Subordination Agreement and (b) the Issuer is in compliance with the financial covenants set forth in Section 13 the Issuer may pay (i) the JMC Management Fee, (ii) Re-Sale Fees, (iii) Aircraft Acquisition Fees and (iv) Issuer Administrative Expenses; provided however that notwithstanding the fact payment of such fees and expenses may not be permitted by clause (a) or (b) above, the Issuer may pay (A) the JMC Management Fee, Aircraft Acquisition Fees and Re-Sale Fees to the extent that the aggregate amount of all such fees paid during any Fiscal Quarter does not exceed $750,000 and (B) Issuer Administrative Expenses to the extent that the aggregate amount of such expenses does not exceed $500,000 for any two consecutive Fiscal Quarters.

13.	FINANCIAL COVENANTS.

So long as any of the Notes shall remain outstanding, the Issuer will duly perform and observe each and all of the covenants and agreements applicable to it as hereinafter set forth:

13.1.  Minimum Tangible Net Worth.

The Issuer will not permit Tangible Net Worth at any time to be less than the sum of (i) $15,000,000, plus (ii) 50% of Net Income for each Fiscal Quarter ending on March 31, 2007 and thereafter, without deduction for net losses, plus (iii) 50% of the net proceeds from any sale of equity securities after the date of this Agreement to the extent such net proceeds are not used to prepay the Notes as permitted by Section 9.2, plus (iv) 50% of the fair value of any equity securities issued by the Issuer after the Initial Closing Date in connection with any acquisition permitted hereunder or by waiver hereto plus (v) 100% of any Subordinated Debt.

13.2.  EBITDA to Interest Ratio.

The Issuer will not permit the ratio of EBITDA to Interest as at the end of any Fiscal Quarter and for the period of such Fiscal Quarter to be less than 1.5:1.0.

13.3.  Recourse Funded Debt to Tangible Net Worth.

The Issuer will not permit the ratio of Recourse Funded Debt to Tangible Net Worth at each Fiscal Quarter end to exceed 4.25:1.0.

13.4.  Absence of Net Loss.

The Issuer will not suffer a consolidated net loss, as measured for the four consecutive Fiscal Quarters then ended.

13.5.  Debt to Value Ratio.

The Issuer will not permit the ratio of Maximum Debt to Value as at the last day of each calendar month end to exceed the amount set forth opposite such month for “Maximum Debt to Value” on Schedule 13.5 hereto.

13.6.  Effect of FASB Staff Position AUG AIR-1, Accounting for Planned Major Maintenance Activities.

All calculations made in Sections 13.1, 13.2, 13.3, 13.4 and 13.5 and referenced definitions used herein shall be adjusted to (i) deduct the amount of non-refundable maintenance reserves received by the Issuer and recorded as income and (ii) add back the payments made from non-refundable maintenance reserves and recorded as expense, both such deductions adjusted by the tax rate applicable to the subject reporting period.

14.	REMEDIES

14.1.  Events of Default Defined; Acceleration of Maturity.

If any one or more of the following events (“Events of Default”) shall occur and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

(a)  if default shall be made in the due and punctual payment of all or any part of the principal of, or Applicable Premium (if any) or Make-Whole Amount (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise;

(b)  if default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable and such default shall have continued for a period of three Business Days;

(c)  if default shall be made in the performance or observance of any covenant, agreement or condition contained in Sections 7(a), 7(b), 7(c), 7(i), 7(j), 11.3, 11.5, 11.8, 12 (in its entirety) and 13 (in its entirety);

(d)  if default shall be made in the performance, satisfaction or observance of any other of the covenants, agreements or conditions contained in this Agreement or any of the other Operative Documents and such default shall have continued for a period of 10 days after the earlier to occur of (i) a Responsible Officer of the Issuer obtaining actual knowledge of such default or (ii) the Issuer’s receipt of written notice of such default from any holder of Notes;

(e)  if the Issuer or any of the Subsidiaries (i) voluntarily ceases to conduct its business in the ordinary course; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or;

(f)  (i) if any involuntary Insolvency Proceeding is commenced or filed against the Issuer or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Issuer’s or any of the Subsidiaries’ Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) the Issuer or any of the Subsidiaries admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Issuer or any of the Subsidiaries acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or the agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

(g)  if the Issuer or any Subsidiary shall fail beyond any applicable grace period to (i) make any payment due on any Debt (other than the Notes) having an aggregate principal amount of more than $250,000, or (ii) perform, observe or discharge any covenant, condition or obligation in any agreement, document or instrument evidencing, securing or relating to such Debt, if the effect of any such failure of the character described in this clause (g) is to cause, or permit any other Person to cause, Debt having an individual principal amount in excess of $250,000 or having an aggregate principal amount of $250,000 or more to become due and payable, or if any such Debt or other obligation shall become due and payable by its terms and shall not be paid or extended;

(h)  if a final judgment or judgments for the payment of money (exclusive of judgment amounts to the extent adequately covered by insurance where the insurer’s liability in respect of such judgment has been acknowledged in writing) shall be rendered against the Issuer or any Subsidiary which judgments are not, within 30 days after entry thereof, discharged or stayed pending appeal or otherwise, or are not discharged within 30 days after the expiration of such stay;

(i)  if any representation or warranty made by or on behalf of the Issuer or any Subsidiary in this Agreement or in any of the other Operative Documents or in any agreement, document or instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material respect when made;

(j)  the occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by the Issuer, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 and 4205, respectively, of ERISA by the Issuer, any ERISA Affiliate or any Subsidiary from any Multi-Employer Plan; or the incurrence of any material increase in the contingent liability of the Issuer or any Subsidiary with respect to any “employee welfare benefit plan” as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

(k)  the institution by the Issuer, any ERISA Affiliate or any Subsidiary of steps to terminate any Pension Plan if, in order to effectuate such termination, the Issuer, such ERISA Affiliate or such Subsidiary, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of $50,000.00; or the institution by the PBGC of steps to terminate any Pension Plan;

(l)  if, at any time, this Agreement or any of the other Operative Documents shall for any reason (other than the scheduled termination thereof in accordance with its terms) expire, fail to be in full force and effect or be disaffirmed, repudiated, cancelled, terminated or declared to be unenforceable, null and void; or

(m) loss of any license, certificate or authorization from any Aircraft Regulatory Authority which has resulted in or could reasonably be expected to result in, a Material Adverse Effect.

then, in the case of any Event of Default (other than one of the character described in subsections (e) or (f) of this Section 14.1) and at the option of the Required Holders, exercised by written notice to the Issuer, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Issuer shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium (determined as of the date of such acceleration), as liquidated damages and not as a penalty; provided that, in the case of an Event of Default of the character described in subsections (a) or (b) of this Section 14.1 and irrespective of whether all of the Notes have been declared due and payable by the Required Holders at the time outstanding, any holder of Notes who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder, by written notice to the Issuer, declare all Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Issuer shall forthwith upon any such acceleration to pay to such holder (i) the entire principal of and interest accrued on such Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium (determined as of the date of such acceleration), as liquidated damages and not as a penalty; provided, further, that, in the case of an Event of Default of the character described in subsections (e) or (f) of this Section 14.1, the principal all Notes shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Issuer shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and (ii) in addition, to the extent permitted by applicable law, an amount equal to the Applicable Premium (determined as of the date of such acceleration), as liquidated damages and not as a penalty.

Notwithstanding the foregoing provisions, at any time after the occurrence of any Event of Default and of notice thereof, if any, by any holder or holders of Notes and before any judgment, decree or order for payment of the money due has been obtained by or on behalf of any holder or holders of the Notes, the Required Holders by written notice to the Issuer, may rescind and annul such Event of Default and/or notice of such Event of Default and the consequences thereof with respect to all of the Notes (including any Notes which were accelerated pursuant to the first provision in the preceding paragraph by any holder or holders on account of an Event of Default of the character described in subsection (a) or (b) of this Section 14.1) if:

(i)  the Issuer has paid a sum sufficient to pay

(1)  all overdue interest on all Notes at the rate specified in the Notes;

(2)  the principal of (and premium, if any, on) any Notes which have become due otherwise than by such Event of Default or notice thereof and interest thereon at the rate specified in such Notes; and

(3)  interest on such overdue principal (and premium, if any) and, to the extent that payment of such interest is lawful, interest upon overdue interest, all at the rate for overdue amounts specified in the Notes; and

(ii)  all Defaults and Events of Default, other than the non-payment of the principal of Notes which have become due solely by such acceleration, have been cured or waived as provided in Section 17.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

14.2.  Suits for Enforcement, etc.

In case any one or more of the Events of Default specified in Section 14.1 shall have occurred, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 14.1, the holder of any Note may proceed to protect and enforce its rights either by suit in equity or by action at law, or both.

14.3.  No Election of Remedies.

No remedy conferred in this Agreement or in any of the other Operative Documents upon the holder of any Note is intended to be exclusive of an other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

14.4.  Remedies Not Waived.

No course of dealing between the Issuer and any of their respective Subsidiaries, on the one hand, and any holder of any Note, on the other hand, no delay by any such holder in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any such holder.

14.5.  Application of Payments.

In case any one or more of the Events of Default specified in Section 14.1 shall have occurred, all amounts to be applied to the prepayment or payment of any Notes, shall be applied, after the payment of all related costs and expenses incurred by the holders of the Notes (including, without limitation, compensation to any and all trustees, liquidators, receivers or similar officials and reasonable fees, expenses and disbursements of counsel) in such order of priority as is determined by the Required Holders of the Notes.

15.	REGISTRATION, TRANSFER AND EXCHANGE OF SECURITIES.

The Securities issued hereunder shall be issued in registered form. The Issuer shall keep at its principal executive office (which is now located at the address set forth at the beginning of this Agreement), registers in which the Issuer shall provide for the recordation or registration, as applicable, and transfer of each Security issued hereunder. The name and address of each holder of the Securities shall be recorded in such records. The Issuer shall give to any institutional holder of any Security promptly (but in any event within 10 days) following request therefor, a complete and correct list of the names and addresses of all recorded holders of the Securities and the amount and kind of Securities held by each. Whenever any Security or Securities shall be surrendered for transfer, the Issuer, at its expense will execute and deliver in exchange therefor a new Security or Securities (in such denominations and registered or recorded, as applicable, in such name or names as may be requested by the holder of the surrendered Security or Securities), in the same aggregate unpaid principal amount (in the case of the Notes) or the number of shares of Common Stock (in the case of the Warrants), as applicable, as that of the Security or Securities so surrendered. The Issuer may treat the Person in whose name any Security is registered or recorded as the owner of such Security for all purposes. Notes shall not be transferred in denominations of less than $5,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $5,000,000. The Warrants may be transferred in accordance with the terms thereof. In connection with the foregoing, the Issuer shall take such other actions reasonably requested by a holder of a Security in order to effect such any applicable transfer, registration or exchange. Notwithstanding anything herein to the contrary, if the original Purchasers shall transfer Notes to any Person or Persons (other than an affiliate of such original Purchaser) such that after such transfer the original Purchasers own less that 51% of the aggregate principal amount of the Notes then outstanding, such transfer shall require the Issuer’s written consent which consent not to be unreasonably withheld.

16.	REPLACEMENT OF SECURITIES.

Upon receipt by the Issuer of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any Security and (in the case of loss, theft or destruction) of reasonably satisfactory indemnity, and (in the case of mutilation) upon surrender of such Security, the Issuer, at its expense, will execute and deliver in lieu of such Security a new Security of like tenor and, in the case of any new Note, dated so as not to result in any loss of interest. A Purchaser’s unsecured agreement to indemnify and/or affidavit and that of any other institutional holder shall constitute satisfactory indemnity and/or satisfactory evidence of loss, theft or destruction for the purpose of this Section 16.

17.	AMENDMENT AND WAIVER.

(a)  Any term of this Agreement and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Issuer, be amended, or compliance therewith may be waived, in writing only, by the Required Holders, provided that (i) without the consent of the holders of all of the Notes at the time outstanding, no such amendment or waiver shall (A) change the amount of the principal of or any rate of interest on or premium payable with respect to any of the Notes or change the payment terms of any of the Notes, or, except as provided in the Subordination Agreement, subordinate the obligation of the Issuer to pay any amount due on the Notes to any other obligation, or (B) change the percentage of holders of Notes required to approve any such amendment, effectuate any such waiver or accelerate payment of the Notes; and (ii) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon. Executed or true and correct copies of any amendment, waiver or consent effected pursuant to this Section 17 shall be delivered by the Issuer to each holder of Notes forthwith (but in any event not later than five days) following the effective date thereof.

(b)  The Issuer will not, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Operative Documents unless each holder of the Notes (irrespective of the kind and amount of Notes then owned by it) shall be informed thereof by the Issuer and, if such holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Issuer with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms.

(c)  In determining whether the requisite holders of Notes have given any authorization, consent or waiver under this Section 17, any Notes owned by the Issuer or any of its Affiliates shall be disregarded and deemed not to be outstanding.

18.	METHOD OF PAYMENT OF SECURITIES.

Irrespective of any provision hereof or of the other Operative Documents to the contrary, so long as any Purchaser (or its nominee) or any other institutional holder shall hold any Security, the Issuer will make all payments thereon to such Purchaser or such other institutional holder by the method and at the address for such purpose specified in Schedule I attached hereto or by such other method or at such other address as such Purchaser or such institutional holder may designate in writing, without requiring any presentation or surrender of such Security, except that if any Security shall be paid, prepaid and/or repurchased in full, such Security shall be surrendered to the Issuer, promptly following such payment, prepayment or repurchase and cancelled and, in the case of a Note, if transferred all prior payments of principal and interest will be noted thereon. All such payments shall be made by the Issuer, without any right of setoff or counterclaim in respect thereof.

19.	EXPENSES; INDEMNITY.

Whether or not the transactions contemplated by this Agreement or any of the other Operative Documents shall be consummated, the Issuer will pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold each Purchaser (and each other holder of any of the Securities) and each of such Purchaser’s (and such other holder’s) directors, officers, employees, agents, advisors and Affiliates (each, an “Indemnitee”) harmless in respect of all costs, losses, expenses (including, without limitation, the reasonable fees, costs, expenses and disbursements of counsel) and damages (collectively, “Indemnified Costs”) incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Agreement or any of the other Operative Documents (including, without limitation, so-called work-outs and/or restructurings and all amendments, waivers and consents hereunder and thereunder, whether or not effected) and/or the consummation of the transactions contemplated hereby and thereby or which may otherwise be related in any way to this Agreement or any other Operative Documents or such transactions or such Indemnitee’s relationship to the Issuer or any of its Affiliates or any of their respective properties and assets, including, without limitation, any and all Indemnified Costs related in any way to the requirements of any Environmental Laws (as the same may be amended, modified or supplemented from time to time) or to any environmental investigation, assessment, site monitoring, containment, clean up, remediation, removal, restoration, reporting and sampling, whether or not consented to, or requested or approved by, Indemnitee, and whether or not such Indemnified Cost is attributable to an event or condition originating from any properties or assets of the Issuer or any of the Subsidiaries or any other properties previously or hereafter owned, leased, occupied or operated by the Issuer or any of its Subsidiaries. Notwithstanding the foregoing, the Issuer shall not have any obligation to an Indemnitee under this Section 19 with respect to any Indemnified Cost which is finally determined by a court of competent jurisdiction to have arisen directly as a result of the gross negligence, willful misconduct or bad faith of such Indemnitee.

20.	TAXES.

The Issuer will pay all taxes and fees (including interest and penalties), including, without limitation, all recording and filing fees, issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Operative Documents.

21.	COMMUNICATIONS.

All communications provided for herein and, unless explicitly provided otherwise therein, in any of the other Operative Documents shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by messenger or a recognized overnight delivery service (charges prepaid), (b) or by email, if available, (c) by a recognized overnight delivery service (charges prepaid), or (d) by messenger. Any such communication must be sent (i) if to the Issuer at:

1440 Chapin Avenue
Suite 310
Burlingame, CA 94010
Attention: Toni Perazzo
Telecopy: (650) 696-3929

or at such other address (or telecopy number) as may be furnished in writing by the Issuer to each holder of any Security and (ii) if to a Purchaser, at its address for such purpose set forth in Schedule I attached hereto and if to any other holder of any Security, at the address of such holder (with a copy to the Persons so designated) as it appears on the applicable register maintained pursuant to Section 15, or at such other address as may be furnished in writing by a Purchaser or by any other holder to the Issuer. Communications under this Section 21 shall be deemed given only when actually received.

22.	SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES, ETC.

All agreements, representations and warranties contained herein and in the other Operative Documents shall be deemed to have been relied upon by the Purchasers and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the Securities and payment therefor and any disposition of the Securities by any Purchaser, whether or not any investigation at any time is made by such Purchaser or on its behalf. All indemnification provisions, including, without limitation, those contained in Sections 19 and 20 shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

23.	SUCCESSORS AND ASSIGNS; RIGHTS OF OTHER HOLDERS.

This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Issuer and each Purchaser, successors to the Issuer and each Purchaser’s successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Security who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof. The Issuer may not assign any of their respective rights or obligations hereunder or under and of the other Operative Documents without the written consent of all of the holders of the Securities then outstanding.

24.	PURCHASE FOR INVESTMENT.

Each Purchaser represents and warrants (i) that it has been furnished with all information that it has requested for the purpose of evaluating such Purchaser’s proposed acquisition of the Securities to be issued to such Purchaser pursuant hereto and (ii) that such Purchaser will acquire such Securities for its own account for investment and not for distribution in any manner that would violate applicable securities laws, but without prejudice to such Purchaser’s rights to dispose of such Securities or a portion thereof to a transferee or transferees, in accordance with such laws if at some future time such Purchaser deems it advisable to do so. The acquisition of such Securities by each Purchaser at the Closing shall constitute such Purchaser’s confirmation of the foregoing representations and warranties. Each Purchaser understands that such Securities are being sold to such Purchaser in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in Section 6.20, the Issuer are relying, to the extent applicable, upon such Purchaser’s representations and warranties contained herein.

25.	GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of New York without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Issuer, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the State of New York and consents to the jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. The Issuer further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address referred to in Section 21 or as otherwise provided under the laws of the State of New York. Notwithstanding the foregoing, the Issuer agrees that nothing contained in this Section 25 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than the State of New York. THE ISSUER IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR UNDER ANY OTHER OPERATIVE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26.	CONFIDENTIAL INFORMATION.

For the purposes of this Section 26, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Issuer or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Issuer or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7 that are otherwise publicly available. Each Purchaser will, and will cause any representative appointed pursuant to Section 10 to, maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information on a need to know basis to (i) its directors, officers, trustees, partners, employees, agents, attorneys, professional consultants, portfolio management services, funding sources investors, pledges, rating agencies and affiliates, (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 26, (iii) any other holder of any Note, (iv) any institutional investor to which it sells or offers to sell such Note or any part thereof or any participation therein, subject to a reasonable confidentiality arrangement regarding any non-public confidential information thereby disclosed, (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. In the event that a holder of a Note or Warrant receives non-public information regarding the Issuer pursuant to the provisions of this Agreement, including, without limitation Sections 8 or 11 hereunder, such holder acknowledges that federal and applicable state securities laws may require it to abstain from public sales or purchases in the Issuer’s securities, including the Notes and Warrants, until such time as such information is disclosed to the public by the Issuer. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 26 as though it were a party to this Agreement.

27.	MISCELLANEOUS.

The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding between each of the Purchasers and the Issuer and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein and in each of the other Operative Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement or in any of the other Operative Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

[Remainder of page intentionally left blank. Next page is a signature page.]

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this Agreement, whereupon it shall become a binding agreement under seal between each Purchaser and the Issuer. Please then return one of such counterparts to the Issuer.

Very truly yours,

AEROCENTURY CORP.

By:
Name:
Title:

The foregoing Agreement is hereby
agreed to as of the date thereof.

SATELLITE FUND II, L.P.

By: Satellite Advisors, L.L.C.
Its General Partner

By:_________________________________
Name: Simon Raykher
Title: General Counsel

SATELLITE FUND IV, L.P.

By: Satellite Advisors, L.L.C.
Its General Partner

By:_________________________________
Name: Simon Raykher
Title: General Counsel

THE APOGEE GROUP, LLC

By: Satellite Asset Management, L.P.
Its Manager

By:_________________________________
Name: Simon Raykher
Title: General Counsel

SATELLITE FUND V, LLC

By: Satellite Asset Management, L.P.
Its Manager

By:_________________________________
Name: Simon Raykher
Title: General Counsel

CTDOCS/1687364.5

SCHEDULE I

INFORMATION AS TO PURCHASERS

Purchaser Name	SATELLITE FUND II, L.P.
Name in which to register Securities	SATELLITE FUND II, L.P.
Commitment Percentage for Purchases	55.60105%
Note registration number; Initial Closing Date Note Face Amount; purchase price	R-1; $5,560,105; $5,226,498.70
Warrant registration number; number of warrants	WR-1; 95,341 Warrants
Payment on account of Note Method Account information	Federal Funds Wire Transfer [omitted from filing]
Accompanying information
Name of Issuer:  AEROCENTURY CORP.

Description of Security: 16% Senior Subordinated Notes due    December 30, 2011

Description of Securities: Warrants to purchase Common Stock

If applicable, due date and application (as among principal, premium and interest) of the payment being made.

Purchaser Name	SATELLITE FUND II, L.P.
Address / Fax # for all notices
Satellite Fund II, L.P.
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 19th Floor
New York, New York 10022
Attention: Beau Lescott
Phone: 212-xxx-xxxx
Fax: 212-xxx-xxxx
Email: xxx

And

Satellite Fund II, L.P.
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 19th Floor
New York, New York 10022
Attention: Heather Campbell
Phone: 212-xxx-xxxx
Email: xxx
And

Satellite Fund II, L.P.
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 19th Floor
New York, New York 10022
Attention: Beth Weiner
Phone: 212-xxx-xxxx
Email: xxx

with a copy (which shall not constitute notice) to:

Bingham McCutchen LLP
One State Street
Hartford, CT 06103
Attention: F. Mark Fucci, Esq.
Fax: (860) 240-2800

Tax identification number	13-4065355

Purchaser Name	SATELLITE FUND IV, L.P.
Name in which to register Securities	SATELLITE FUND IV, L.P.
Commitment Percentage for Purchases	9.49989%
Note registration number; Initial Closing Date Note Face Amount; purchase price	R-2; $949,989; $892,989.66
Warrant registration number; number of warrants	WR-2; 16,290 Warrants
Payment on account of Note Method Account information	Federal Funds Wire Transfer [omitted from filing]
Accompanying information
Name of Issuer:  AEROCENTURY CORP.

Description of Security: 16% Senior Subordinated Notes due    December 30, 2011

Description of Securities: Warrants to purchase Common Stock

If applicable, due date and application (as among principal, premium and interest) of the payment being made.

Purchaser Name	SATELLITE FUND IV, L.P.
Address / Fax # for all notices
Satellite Fund II, L.P.
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 19th Floor
New York, New York 10022
Attention: Beau Lescott
Phone: xxx-xxx-xxxx
Fax: xxx-xxx-xxxx
Email: xxxxxxxxxx

And

Satellite Fund II, L.P.
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 19th Floor
New York, New York 10022
Attention: Heather Campbell
Phone: 212-xxx-xxxx
Email: xxxxxxxxxxxxxxx
And

Satellite Fund II, L.P.
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 19th Floor
New York, New York 10022
Attention: Beth Weiner
Phone: 212-xxx-xxxx
Email: xxxxxxxxxxxxxxxxxx

with a copy (which shall not constitute notice) to:

Bingham McCutchen LLP
One State Street
Hartford, CT 06103
Attention: F. Mark Fucci, Esq.
Fax: (xxx)-xxx-xxxx

Tax identification number	13-4120118

Purchaser Name	THE APOGEE GROUP, LLC
Name in which to register Securities	THE APOGEE GROUP, LLC
Commitment Percentage for Purchases	24.38515%
Note registration number; Initial Closing Date Note Face Amount; purchase price	R-3; $2,438,515; $2,292,204.10
Warrant registration number; number of warrants	WR-3; 41,814 Warrants
Payment on account of Note Method Account information	Federal Funds Wire Transfer [Omitted from Filing]
Accompanying information
Name of Issuer:  AEROCENTURY CORP.

Description of Security: 16% Senior Subordinated Notes due    December 30, 2011

Description of Securities: Warrants to purchase Common Stock

If applicable, due date and application (as among principal, premium and interest) of the payment being made.

Purchaser Name	THE APOGEE GROUP, LLC
Address / Fax # for all notices
The Apogee Group, LLC
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 19th Floor
New York, New York 10022
Attention: Beau Lescott
Phone: 212-xxx-xxxx
Fax: 212-xxx-xxxx
Email: xxxxxxxxxxxxxxxxxx

And

The Apogee Group, LLC
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 19th Floor
New York, New York 10022
Attention: Heather Campbell
Phone: 212-xxx-xxxx
Email: xxxxxxxxxxxxxxxxxxxxxxxx

And

The Apogee Group, LLC
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 19th Floor
New York, New York 10022
Attention: Beth Weiner
Phone: 212-xxx-xxxx
Email: xxxxxxxxxxxxxxxxxxxxxxxx

with a copy (which shall not constitute notice) to:

Bingham McCutchen LLP
One State Street
Hartford, CT 06103
Attention: F. Mark Fucci, Esq.
Fax: (860) 240-2800

Tax identification number	02-0794448

Purchaser Name	SATELLITE FUND V, LLC
Name in which to register Securities	SATELLITE FUND V, LLC
Commitment Percentage for Purchases	10.51391%
Note registration number; Initial Closing Date Note Face Amount; purchase price	R-4; $1,051,391; $988,307.54
Warrant registration number; number of warrants	WR-4; 18,028 Warrants
Payment on account of Note Method Account information	Federal Funds Wire Transfer [omitted from filing]
Accompanying information
Name of Issuer:  AEROCENTURY CORP.

Description of Security: 16% Senior Subordinated Notes due    December 30, 2011

Description of Securities: Warrants to purchase Common Stock

If applicable, due date and application (as among principal, premium and interest) of the payment being made.

Purchaser Name	SATELLITE FUND V, LLC
Address / Fax # for all notices
Satellite Fund V, LLC
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 19th Floor
New York, New York 10022
Attention: Beau Lescott
Phone: 212-xxx-xxxx
Fax: 212-xxx-xxxxx
Email: xxxxxxxxxxxxxxxxxxxxxxxx

And

Satellite Fund V, LLC
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 19th Floor
New York, New York 10022
Attention: Heather Campbell
Phone: 212-xxx-xxxx
mail: xxxxxxxxxxxxxxxxxxxxxxxxxxxx

And

Satellite Fund V, LLC
c/o Satellite Asset Management, L.P.
623 Fifth Avenue, 19th Floor
New York, New York 10022
Attention: Beth Weiner
Phone: 212-XXX-XXXX
Email: XXXXXXXXXXXXXXXXXXX

with a copy (which shall not constitute notice) to:

Bingham McCutchen LLP
One State Street
Hartford, CT 06103
Attention: F. Mark Fucci, Esq.
Fax: (860) 240-2800

Tax identification number	02-0794445

[DISCLOSURE SCHEDULES OMITTED FROM FILING]

SCHEDULE 13.5

Maximum Debt to Value Ratios and Maximum Balances

Quarter End	Maximum Outstanding Balance	Maximum Debt to Value Ratio
3/30/2007	28,000,000	80.00%
4/30/2007	28,000,000	80.00%
5/30/2007	28,000,000	80.00%
6/30/2007	28,000,000	80.00%
7/30/2007	28,000,000	80.00%
8/30/2007	28,000,000	80.00%
9/30/2007	28,000,000	80.00%
10/30/2007	28,000,000	80.00%
11/30/2007	28,000,000	80.00%
12/30/2007	28,000,000	80.00%
1/30/2008	28,000,000	80.00%
2/29/2008	28,000,000	80.00%
3/30/2008	28,000,000	80.00%
4/30/2008	28,000,000	80.00%
5/30/2008	28,000,000	80.00%
6/30/2008	28,000,000	80.00%
7/30/2008	28,000,000	80.00%
8/30/2008	28,000,000	80.00%
9/30/2008	28,000,000	80.00%
10/30/2008	28,000,000	80.00%
11/30/2008	28,000,000	80.00%
12/30/2008	28,000,000	80.00%
1/30/2009	28,000,000	80.00%
2/28/2009	28,000,000	80.00%
3/30/2009	28,000,000	80.00%
4/30/2009	27,555,000	79.59%
5/30/2009	26,433,000	79.65%
6/30/2009	25,480,000	79.22%
7/30/2009	24,422,000	78.95%
8/30/2009	23,396,000	78.60%
9/30/2009	22,334,000	78.29%
10/30/2009	20,985,000	78.13%
11/30/2009	20,006,000	77.58%
12/30/2009	18,924,000	77.31%
1/30/2010	17,974,000	76.90%
2/28/2010	17,005,000	76.58%
3/30/2010	16,017,000	76.26%
4/30/2010	14,944,000	75.98%
5/30/2010	13,887,000	75.64%
6/30/2010	12,829,000	75.31%
7/30/2010	11,786,000	74.97%
8/30/2010	10,742,000	74.64%
9/30/2010	9,713,000	74.30%
10/30/2010	7,649,000	74.62%
11/30/2010	4,818,000	74.80%
12/30/2010	4,687,000	72.75%
1/30/2011	4,687,000	72.26%
2/28/2011	4,123,000	72.37%
3/30/2011	3,087,000	72.35%
4/30/2011	3,087,000	69.88%
5/30/2011	3,087,000	69.77%
6/30/2011	3,037,000	70.70%
7/30/2011	1,896,000	71.11%
8/30/2011	1,896,000	69.89%
9/30/2011	1,791,000	67.74%
10/30/2011	1,254,000	59.71%
11/30/2011	1,254,000	66.77%
12/30/2011	0	66.97%

EXHIBIT 2(a)

[FORM OF WARRANT]

EXHIBIT 2(b)

[FORM OF NOTE]

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF APRIL 17, 2007 AMONG SATELLITE FUND II, L.P., SATELLITE FUND IV, L.P., SATELLITE FUND V, LLC AND THE APOGEE GROUP, LLC AND NATIONAL CITY BANK (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, THE “SENIOR AGENT”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY AEROCENTURY CORP. (THE “COMPANY”) PURSUANT TO THAT CERTAIN SECOND AMENDED AND RESTATED CREDIT AGREEMENT (THE “CREDIT AGREEMENT”) DATED AS OF APRIL 17, 2007 AMONG THE COMPANY, THE SENIOR AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AND THE OTHER FINANCING DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT) AS SUCH CREDIT AGREEMENT AND OTHER FINANCING DOCUMENTS MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS THEREUNDER AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

AEROCENTURY CORP.

16% Senior Subordinated Note due December 30, 2011

No. R-[Date]

$____________

AEROCENTURY CORP. (together with its respective successors, the “Issuer”), a Delaware corporation, for value received, hereby promises to pay to ________________, or registered assigns, the principal amount of ___________ DOLLARS ($________) on December 30, 2011, with interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance of such principal amount at the rate of 16% per annum, from the date hereof, payable monthly on the last day of each month, commencing on May 31, 2007 (each such date, an “Interest Payment Date”) until the principal hereof shall have become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 18.00% per annum (the “Default Rate’) until paid, payable monthly as aforesaid or, at the option of the holder hereof, on demand and, upon acceleration of this Note, together with the Applicable Premium of Make-Whole Amount specified in the Securities Purchase Agreement hereinafter referred to, as liquidated damages and not as a penalty; provided that in no event shall the amount payable as interest on this Note exceed the highest lawful rate permissible under any law applicable hereto. Payment of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Securities Purchase Agreement hereinafter referred to, and such payments shall be overdue for purposes hereof if not made on the originally scheduled date of payment therefor, without giving effect to any applicable grace period. In case an Event of Default (as defined in the Securities Purchase Agreement) shall occur and be continuing, the unpaid balance of the principal of this Note shall bear interest at the Default Rate and may be declared and become due and payable in the manner and with the effect provided in the Securities Purchase Agreement.

This Note is one of the Issuer’s 16% Senior Subordinated Notes due December 30, 2011, limited to $28,000,000 aggregate principal amount, issued pursuant to that certain Securities Purchase Agreement dated April 17, 2007 (as amended from time to time, the “Securities Purchase Agreement”), and the holder thereof is entitled to the benefits of the Securities Purchase Agreement and the other Operative Documents referred to in the Securities Purchase Agreement and may enforce the agreements contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof, all in accordance with the terms thereof.

This Note is subject to prepayment only as specified in the Securities Purchase Agreement.

This Note is in registered form and is transferable only by surrender hereof at the principal executive office of the Issuer as provided in the Securities Purchase Agreement. The Issuer may treat the person in whose name this Note is registered on the Note register maintained at such office pursuant to the Securities Purchase Agreement as the owner hereof for all purposes, and the Issuer shall not be affected by any notice to the contrary.

The parties hereto, including the maker and all guarantors and endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

[The remainder of this page is intentionally left blank.]

THIS NOTE AND THE SECURITIES PURCHASE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE DOMESTIC SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER JURISDICTION.

AEROCENTURY CORP.

By:
Name:

Title:

FORM OF ASSIGNMENT

[To be signed only upon transfer of Note]

For value received, the undersigned hereby sells, assigns and transfers unto _____________ the within Note, and appoints ________________ Attorney to transfer such Note on the books of AEROCENTURY CORP. (together with its successors), with full power of substitution in the premises.

Date:

___________________________________
(Signature must conform in all respects to name of Holder as specified on the face of the Note)

Signed in presence of

__________________________________

EXHIBIT 4

INSTRUCTIONS FOR WIRE TRANSFER OF FUNDS AT CLOSING

[omitted from filing]

EXHIBIT 5.4

FORM OF SUBORDINATION AGREEMENT

See attached

EXHIBIT 5.5

FORM OF MANAGEMENT SUBORDINATION AGREEMENT

See attached

EXHIBIT 7(c)

COVENANT COMPLIANCE CERTIFICATE

The undersigned, the [chief financial officer or treasurer] Officer of AeroCentury Corp. (“AeroCentury”), does hereby certify to each holder of Notes (as defined in the Agreement referred to below), as required by that certain Securities Purchase Agreement dated April 17, 2007, by and between AeroCentury and the Purchasers (as defined therein) (the “Agreement”) (terms not otherwise defined herein shall have the meanings given to such terms in the Agreement), that as such officer he is authorized to execute this Officer’s Certificate (this “Certificate”) on behalf of AeroCentury and does further certify that:

1. AeroCentury has complied and is in compliance with all covenants, agreements and conditions in the Agreement on the date hereof.

2. Each representation and warranty contained in the Agreement is true and correct on the date hereof.

3. No Change of Control or Default or Event of Default has occurred and is continuing as of the date of this Certificate.

4. There has been no Material Adverse Change since [insert the date of the most recent financial statements delivered to the Purchaser pursuant to the terms of Section 7 of the Agreement], except as disclosed on the attached schedules.

5. The officer’s calculations of the financial covenants in Section 13 of the Agreement set forth in Attachment 1 hereto are true and correct on the dates specified.

IN WITNESS WHEREOF, the undersigned has executed this Certificate in his capacity as an officer of AeroCentury on this _____ day of ______________, ______.

AEROCENTURY CORP.

By:________________________________
Name:
Title: